As filed with the Securities and Exchange Commission on February  11, 2014
Registration No.  333-193873

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DNA PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1040	37-1640902
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

	9125 rue Pascal Gagnon, Suite 204 Saint Leonard, Quebec, Canada HIP 1Z4 (514) 852-2111

	(Address and telephone number of principal executive offices)

	James Chandik 9125 rue Pascal Gagnon, Suite 204 Saint Leonard, Quebec Canada HIP 1Z4
(514) 852-2111
(Name, address and telephone number of agent for service)

Copies to:
Frederick M. Lehrer, Esquire
Attorney and Counselor at Law
285 Uptown Road, 402
Altamonte Springs, Florida 32701
(321) 972-8060
Email:     flehrer@securitiesattorney1.com

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer☐	Accelerated filer ☐	Non-Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE CHART

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per(2)	Proposed maximum aggregate offering	Amount of registration fee

Common stock, $0.001 par value per share, issuable pursuant to the Stock Purchase Agreement	40,000,000	$0.30	$12,000,000	$1,545.60

Common Stock, $0.001 par value per share, issued pursuant to the Investment Agreement as Commitment Shares	161,290	$0.30	$48,387	$6.23

Total	40,161,290	$0.30	12,048,387	$1,551.83

(1)           We are registering 40,161,290 common stock shares (the “Draw Down Shares”) composed of 161,290 commitment shares (“Commitment Shares”) and 40,000,000 shares that we will put to Mammoth Corporation (“Mammoth”) pursuant to a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) between Mammoth and the registrant effective on February 10, 2014. Under the terms of the Stock Purchase Agreement with Mammoth, Mammoth will purchase shares of Common Stock being registered for resale hereunder at the Purchase Price the Company receives from a draw down, up to an aggregate investment amount by Mammoth of $10,000,000.

The Commitment Shares are based on the formula provided in the Stock Purchase Agreement, which provides that upon the Registration Statement being declared effective, the registrant will deliver to Mammoth the Commitment Shares, which shares will also be included in the effective registration statement and which shall be calculated by multiplying the Commitment Amount of $10,000,000 times one-half of one percent divided by the closing bid price on the date the registration statement is declared effective.  We have calculated the foregoing based on the closing price of $0.30 on February 10, 2014, until such time that this Registration Statement is declared effective at which time we will provide the final Commitment Share Amount.   In the event of stock splits, stock dividends, or similar transactions involving the Common Stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Stock Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)           The offering price has been estimated solely for the purpose of computing the amounts of the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the closing bid price of the Common Stock of the registrant as reported on the OTC Markets Group Inc.’s OTCQB (“OTCQB”) on February 10, 2014.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated   February 11, 2014

DNA PRECIOUS METALS, INC.

40,161,290 Shares of Common Stock

DNA Precious Metals, Inc. is referred to herein as “we”, “our” or “us.

This prospectus relates to the resale of up to 40,161,290 shares (the “Mammoth Shares”) of our Common Stock (“Common Stock), $0.001 par value per share by Mammoth Corporation (“Selling Stockholder”). The Mammoth Shares are shares that we will issue to Mammoth Corporation pursuant to an equity financing facility (the “Equity Line”) established pursuant to the terms of the Common Stock Purchase Agreement (“Stock Purchase Agreement”) described in this prospectus. The resale of such shares by Mammoth pursuant to this prospectus is referred to herein as the “Offering.” The Stock Purchase Agreement with Mammoth provides that Mammoth is committed to purchase up to $10,000,000 of our Common Stock. We may draw on the Equity Line from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Stock Purchase Agreement. Mammoth is an “underwriter” within the meaning of the Securities Act of 1933 (“Securities Act”) in connection with the resale of our Common Stock under the Stock Purchase Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our Common Stock in this Offering. This Offering will terminate 24 months after the registration statement to which this prospectus is made a part is declared effective by the Securities and Exchange Commission (“SEC”).

The Purchase Price of the Mammoth Shares is calculated by multiplying the Put Price calculated using the Extended Draw Down Pricing Period times the number of shares delivered pursuant to the Draw Down Notice. The Put Price is calculated by multiplying the Market Price times the applicable percentage (if the Market Price is: at least $0.25 and less than or equal to $1.00 the Put Price would be 75% of the Market Price; if the Market Price is greater than $1.00 the Put Price would be 80% of Market Price; or if the Market Price is less than $0.25 the Put Price would be 70% of Market Price). The Market Price is the lowest trade during the Draw Down Pricing Period. The Initial Draw Down Pricing Period is the five trading days preceding the Draw Down Notice. The Extended Draw Down Pricing Period extends the pricing period until the shares are delivered, defined as clearing deposit into Purchaser’s brokerage account.

We will not receive any proceeds from the sale of these shares of Common Stock offered by Mammoth; however, we will receive proceeds from the sale of our Common Stock to Mammoth under the Stock Purchase Agreement. Those proceeds will be used for liquidating $8,000,000 of debt and accrued interest that may be incurred for production financing generally, or alternatively for production financing for our Anacon residue mine, or surface and underground mine at the Montauban mine and $500,000 for working capital and general corporate purposes. We will bear all costs associated with this registration.

The Selling Stockholder, Mammoth, may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.  We are paying all of the registration expenses incurred in connection with the registration of the shares except that we will not pay any of the selling commissions, brokerage fees and related expenses.

Our Common Stock is quoted on the OTC Markets Group, Inc.’s OTCQB (“OTCQB”) Bulletin Board under the ticker symbol “DNAP”.  On February 10, 2014, the closing price of our common stock was $0.30

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 11 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROPSECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 11, 2014.

You may only rely on the information contained in this prospectus or that we have referred you to.  We have not authorized anyone to provide you with different information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision.  Before investing in the securities offered hereby, you should read the entire prospectus, including our consolidated financial statements and related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  In this prospectus, the terms “we,” “us,” and “our” refer to DNA Precious Metals, Inc., a Nevada corporation.

Business Overview

We are focused on near term production of the Montauban gold silver tailings mine in the Province of Quebec, Canada.  We have an aggressive search for acquisition targets internationally with a mission to create a medium sized precious metals mining producer.

In June of 2011, we completed the first acquisition of our Montauban exploration properties located in the Portneuf County, Quebec, Canada (the “Property”). Since the acquisition of the Property, we have worked closely with the Quebec Provincial Government and most significantly the local Municipality. As a result, a protocol agreement was signed between the Municipality of Notre-Dame de Montauban and us after the Municipality’s Council voted unanimously in favor of the Montauban Mining Project that we presented to them. In September of 2012, we received the Certificate of Authorization issued by the MDDEP (Ministère du Développement durable, de l’Environnement et des parc) to process the mining residues, subject to conditions, further permits and approvals.

We have the final plans for construction of the mill for the extraction process of the industrial and precious metals. Certain processing equipment has been purchased and is being stored nearby the mining property. In addition, we have completed construction of all access roads to and from the new milling facility. The newly erected milling facility consists of an industrial steel structure building totaling 16,000 square feet. The power line source to the milling facility totaling 1.3 kilometers has also been completed.

Contingent upon adequate financing, we are focused on being in production of the recuperation of industrial and precious metals from the mining residues in the second quarter of 2014. We have Provincial and Municipal Government interest for the Montauban project especially since we are restoring an environmental area with mining residues. The project will enable us to generate attractive cash flow with low initial capital cost required to start the project.

Organization

On June 2, 2006, we were incorporated as Celtic Capital, Inc. in Nevada. On October 20, 2008, Celtic Capital, Inc. changed its name to Entertainment Educational Arts Inc. On May 12, 2010, we changed our name to DNA Precious Metals, Inc.  On October 29, 2010, we formed DNA Precious Metals, Inc. (CD), a Canadian company, which is our wholly owned subsidiary.

The Mammoth Stock Purchase Agreement

On February 10, 2014, we entered into a Common Stock Purchase Agreement (the “Agreement”), which we refer to in this prospectus as the Stock Purchase Agreement, with Mammoth Corporation (“Mammoth” or the “Selling Stockholder”) providing for a financing arrangement that is sometimes referred to as a committed equity line financing facility (or “Equity Line”). The Stock Purchase Agreement provides that, upon the terms and subject to the conditions in the Stock Purchase Agreement, Mammoth is committed to purchase up to $10,000,000 of shares (referred to in the Agreement as the “Commitment Amount”)                             of our Common Stock over the 24-month term of the Stock Purchase Agreement under certain specified conditions and limitations.  In no event may Mammoth purchase any shares of our Common Stock which, when aggregated with all other shares of our Common Stock then beneficially owned by Mammoth, would result in the beneficial ownership by Mammoth of more than 4.9 percent of the then outstanding shares of our Common Stock. These maximum share and beneficial ownership limitations may not be waived Mammoth or us.

The Agreement provides that the Company is subject to various representations and warranties.  Affiliates are constrained from selling shares of their common stock holdings for thirty trading days after the date of any Draw Down Notice, unless otherwise waived by both parties to the Agreement.   We are subject to late payment penalties for late delivery of the Draw Down Shares to occur three days after we receive the Draw Down Notice.  We are required to pay a non-accountable expense allow of $10,000 for Mammoth’s legal, administrative and due diligence expense.

This prospectus, and the registration statement of which it is a part, registers: (a) the re-sale by Mammoth of 40,000,000 shares of our Common Stock, $0.001 par value per share, which we may require Mammoth to purchase pursuant to the terms of the Agreement; and (b) 161,290 Commitment Shares, which pursuant to the term of the Agreement are to be Calculated by multiplying the Commitment Amount (161,290) times one-half of one percent divided by the closing bid price on the date the registration statement is declared effective

Under the terms of the Agreement, we have the opportunity for a two-year period, commencing on the date on which the Securities and Exchange Commission first declares effective the registration statement of which this prospectus is a part, to require Mammoth to purchase up to $10,000,000 in shares of our Common Stock. Only one Draw Down is allowed in each Draw Down Pricing Period.  The number of shares of Common Stock purchased by Mammoth with respect to each Draw Down is to be determined by dividing the draw down amount by the applicable Purchase Price.  The Purchase Price is calculated by multiplying the Put Price calculated using the Extended Draw Down Pricing Period times the number of shares delivered pursuant to the Draw Down Notice. The Put Price is calculated by multiplying the Market Price times the applicable percentage (If the Market Price is: at least $0.25 and less than or equal to $1.00 the Put Price would be 75% of the Market Price; if the Market Price is greater than $1.00 the Put Price would be 80% of Market Price; or if the Market Price is less than $0.25 the Put Price would be 70% of Market Price).  The Market Price is the lowest trade during the Draw Down Pricing Period. The Initial Draw Down Pricing Period is the five trading days preceding the Draw Down Notice. The Extended Draw Down Pricing Period extends the pricing period until the shares are delivered, defined as clearing deposit into Purchaser’s brokerage account.

The Put Price is defined as the Market Price of at least $0.25 and less than or equal to $1.00 in which the Put Price will be 75% of the Market Price and if the Market Price is greater than $1.00 the Put Price shall be 80% of Market Price; or if the Market Price is less than $0.25 the Put Price shall be 70% of Market Price.  A Put Price calculated during the Initial Draw Down Pricing Period shall be the Initial Put Price.  A Put Price calculated during the Extended Draw Down Pricing Period shall by the “Extended Put Price”.

Each Draw Down Notice must specify the lowest purchase price during the Draw Down Pricing Period at which we will sell the shares to Mammoth, which shall not be less than 75 percent of the lowest closing bid price during the Draw Down Pricing Period. The Draw Down Notice will also include the aggregate dollar amount of the Draw Down, which will not be less than $25,000 and not more than $10,000,000 in any Draw Down Notice.  There must be a minimum of 15 trading days between each Draw Down Notice.  Regardless of the maximum amount indicated in the Draw Down Notice, Mammoth will not be obligated to purchase shares under any Draw Down Notice in an amount which, when added to the number of shares of Common Stock then beneficially owned by Mammoth, will result in Mammoth owning more than 4.9 percent of the outstanding shares of our Common Stock.

In making sales of our Common Stock to Mammoth under the Stock Purchase Agreement, we are relying on an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction involves a private offering, Mammoth has represented that it is an “accredited investor” and Mammoth has access to information about its investment in our securities and us.

We granted registration rights to Mammoth, and agreed to register the resale of shares issued to Mammoth in connection with Draw Downs made in connection with the Stock Purchase Agreement.  Accordingly, we have filed this registration statement and prospectus to cover the resale by Mammoth of up to 40,000,000 shares of our Common Stock under the Stock Purchase Agreement.

As of February 10, 2014, the market price of our Common Stock was $0.30 per share.  Using the formula set forth above to determine the purchase price under the Stock Purchase Agreement, we are registering the resale of that number of shares of Common Stock that would allow us to make Draw Downs for the full $10,000,000 available to us under the Equity Line.  However, in the event that the market price for our shares declines, the number of shares of Common Stock covered by this registration statement will not change, and as such, we may be unable to access the full $10,000,000 without filing additional registration statements to register the resale of additional shares of Common Stock.  We are not permitted to make Draw Downs under the Stock Purchase Agreement at any time there is not an effective registration statement registering the resale of shares of Common Stock by Mammoth.

Although we have registered the number of shares of Common Stock that would be issuable assuming the immediate Draw Down of the full $10,000,000 under the Stock Purchase Agreement, the provisions of the Stock Purchase Agreement limit the size and frequency of each Draw Down.  In addition, the Stock Purchase Agreement limits the percentage of beneficial ownership of our Common Stock by Mammoth at any given time, as explained above and elsewhere in this prospectus.  Any shares of Common Stock remaining unissued to Mammoth at the expiration of the Stock Purchase Agreement will be removed from registration and will not be offered for sale under this prospectus.

As of the date of this prospectus, we do not anticipate needing to draw the full amount of the Equity Line to implement our business plan.  We believe that we will need approximately $8,000,000 during the twelve months following the date of this prospectus to pay off debt financing.   Pursuant to the Stock Purchase Agreement with Mammoth, the frequency and amounts of draws are within our control.  We are not obligated to make any draws, and we may draw any amount up to the full amount of the Equity Line, in our discretion.  As of the date of this prospectus, we do not plan to draw more funds (and correspondingly put more shares to Mammoth) under the Equity Line than is necessary to implement our business plan.

Pursuant to the Stock Purchase Agreement, we may make draws during the 24 months following the effective date of this prospectus, with a minimum amount of $25,000 and a maximum amount of $1,000,000 per Draw Down. Only one Draw Down is permitted in each Draw Down Pricing Period, which is defined as the period of five consecutive trading days preceding the date the Draw Down Notice is received by Mammoth.  We are not obligated to draw the full $10,000,000.  If we draw less than the full amount, we will put fewer shares of Common Stock to Mammoth, which will result in less dilution to our existing stockholders.

Neither the Stock Purchase Agreement nor any rights or obligations of Mammoth under the Stock Purchase Agreement may be assigned or transferred to any other person without our express written consent.

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Stock Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.  See, “Risk Factors,” following this section.

Mammoth will periodically purchase our shares of Common Stock under the Stock Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of shares of Common Stock to Mammoth to raise the same amount of funds, as our stock price declines.

Where You Can find Us

Our principal executive offices are located at 9125 rue Pascal Gagnon, Suite 204 Saint Leonard, Quebec, Canada HIP 1Z4.  Our telephone number is (514) 852-2111.

Summary of Risk Factors

We face numerous risks that could affect our business, results of operations or financial condition, the most significant of these risks of which are:

•	we have no proven reserves and there is no assurance that our exploration program will result in identifying proven reserves or discovering commercial quantities of gold and silver;
•	exploration for economic deposits of gold and silver is speculative;
•	we are an exploration stage company and our business plan is unproven;
•	we have generated no revenues from our operations and incurred operating losses since our inception;
•	our exploration activities at the Montauban Property may be unsuccessful, which could lead us to abandon our plans to develop the property and our investments in exploration;
•	there can be no assurance that we will be successful in establishing mining operations or profitably exploiting mineral deposits;

•	we have no history as a company engaged in the mining business; and
•
we will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

Company Information

The Offering

Common Stock offered by Selling Stockholder	40,161,290 shares of Common Stock offered by Mammoth No shares of Common Stock are offered by us under this prospectus.

Common Stock outstanding before the Offering	96,076,000 shares of Common Stock as of February 10, 2014, not including 1,283,000 shares issuable pursuant to options to purchase Common Stock Shares.

Common Stock outstanding after the Offering (1)	136,237,290 shares of Common Stock, assuming the issuance and resale of all of the shares of Common Stock covered by the registration statement of which this prospectus forms a part.

Terms of the Offering	The Selling Stockholder will determine when and how it will sell the Common Stock offered in this prospectus.

Termination of the Offering	This Offering will terminate 24 months after the registration statement to which this prospectus is made a part is declared effective by the SEC pursuant to the Stock Purchase Agreement.

Use of Proceeds
We will not receive any proceeds from the sale of the shares of Common Stock offered by the Selling Stockholder. However, we will receive proceeds from sales of our Common Stock to Mammoth under the Stock Purchase Agreement. The proceeds from the sale of shares to Mammoth will be used for liquidating our debt,  working capital and general corporate purposes. See, “Use of Proceeds” on page 26.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See, “Risk Factors” beginning on page 11.

OTCQB Symbol	DNAP

RISK FACTORS

The shares of our Common Stock being offered for resale by the Selling Stockholder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested therein. Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We are an exploration stage company and our business plan is unproven; we have generated no revenues from our operations and incurred operating losses since our inception.

We are an exploration stage company, our business plan is unproven, and we cannot assure you that we will ever achieve profitability or, if we achieve profitability, that it will be sustainable.  We are subject to all of the risks inherent in a new business.  We have not generated any revenues to date.  At September 30, 2013, we had current assets in the amount of $441,220 and current liabilities totaling $106,106.  We had a working capital surplus of $335,114 and deficits accumulated in the exploration stage of $3,642,109 as of September 30, 2013.  We may require additional financing to become fully operational.  We currently have no commitment for additional funding.  There can be no assurance that we will be able to secure additional funding, or if available, available on terms acceptable to us.

Funding from our Investment Agreement with Mammoth may be limited or be insufficient to fund our operations or to implement our strategy.

There can be no assurance that we will be able to receive all or any of the Total Commitment from Mammoth because the Investment Agreement contains certain limitations, restrictions, requirements, conditions and other provisions that could limit our ability to cause Mammoth to buy common stock from us.  For instance, we are prohibited from issuing a drawdown notice if the amount requested in such drawdown notice exceeds the maximum drawdown amount which shall be equal to 200% of average daily trading volume of the common stock during the pricing period or the sale of shares pursuant to the drawdown notice would cause us to sell or Mammoth to purchase an aggregate number of shares of our common stock which would result in beneficial ownership by Mammoth of more than 4.99% of our common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder).  Also, as discussed above, there must be an effective registration statement covering the resale of any shares to be issued pursuant to any drawdown under the Investment Agreement, and the registration statement of which this Prospectus is a part covers the resale of the shares that may be issuable pursuant to drawdown under the Investment Agreement. These registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured.

The extent to which we rely on Mammoth as a source of funding will depend on a number of factors, including the amount of working capital needed, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Mammoth was to prove unavailable or prohibitively dilutive, we would need to secure another source of funding. Even if we sell all $10,147,068 of our  common stock under the Investment Agreement with Mammoth, we will still need additional capital to fully implement our current business, operating plans and development plans.

We have no proven reserves.

The Property does not have known reserves of commercial gold or silver.  Our long-term success will be related to the cost and success our exploration and mining programs.  Mining for gold and silver and base metals is a highly speculative business, involving a high degree of risk. Few properties that are explored are ultimately developed into producing mines.  There is no assurance that our exploration program will result in any discoveries of commercial quantities of gold or silver.   There is also no assurance that, even if commercial quantities of gold or silver are discovered, a mine can be brought into commercial production. Production/discovery of gold and silver is dependent upon a number of factors, not the least of which is the technical skill of the exploration personnel involved. The commercial viability of a mine is also dependent upon a number of factors, many of which are beyond our control, such as the worldwide economy, the price of gold and silver, government regulations, including regulations relating to royalties, allowable production and environmental protection.

During our operations unexpected events may occur, including labor unrest, changes in government regulations, fires, floods, or earthquakes. It is not always possible to fully insure against such risks and we may decide not to take out insurance against such risks as a result of high premiums or for other reasons. Should such liabilities arise, they may impede our exploration activities, raise costs and otherwise reduce the commercial viability of the Property.

We may not identify proven reserves and our estimates may be inaccurate.

There is no certainty that any expenditure made in our exploration program will result in discoveries of commercially recoverable quantities of gold, silver or any base metal.   Most exploration projects do not result in the discovery of commercially extractable deposits of gold or silver and no assurance can be given that any particular level of recovery will in fact be realized or that any identified leasehold interest will ever qualify as a commercially developed. Estimates of mineralization, reserves, deposits and production costs can also be affected by such factors as environmental regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. Material changes in estimated reserves, exploration and mining costs may affect the economic viability of any project.

We will be required to locate mineral reserves for our long-term success.

Mines have limited lives based on proven and probable mineral reserves that are depleted in the course of production. To ensure continued viability we must offset depleted reserves by replacing and expanding our mineral reserves, through further exploration at the Property and/or the acquisition of new properties. Even if additional reserves are discovered, the process from exploration to production can take many years, during which the economic feasibility of production may change. Therefore, our ability to maintain or increase annual production of gold and other base or precious metals once mining activities commence, if at all, will be dependent almost entirely on our ability to bring new mines into production.

Mining is inherently dangerous and subject to conditions or events beyond our control, which could have a material adverse effect on our business.

Mining involves various types of risks and hazards, including:

•	environmental hazards;
•	power outages;
•	metallurgical and other processing problems;
•	unusual or unexpected geological formations;
•	flooding, fire, explosions, cave-ins, landslides and rock-bursts;
•	inability to obtain suitable or adequate machinery, equipment, or labor;
•	metals losses; and
•	periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability.

Exploration for economic deposits of gold and silver is speculative.

Our business is very speculative since there is generally no way to recover any of the funds expended on exploration unless the existence of commercially exploitable reserves are established and we can exploit those reserves by either commencing mining operations, selling or leasing its interest in the Property, or entering into a joint venture with a larger company that can further develop the property. Unless we can establish and exploit reserves before our funds are exhausted, we will have to discontinue operations and you will lose your entire investment.

Changes in the market price of gold, silver and other metals, which in the past has fluctuated widely, will affect the profitability of our operations and financial condition.

Our profitability and long-term viability depend, in large part, upon the market price of gold and other metals and minerals produced from our mineral properties. The market price of gold and other metals is volatile and is impacted by numerous factors beyond our control, including:

•	expectations with respect to the rate of inflation;
•	the relative strength of the U.S. dollar and certain other currencies;
•	interest rates;
•	global or regional political, financial, or economic conditions;
•	supply and demand for jewelry and industrial products containing metals; and
•	sales by central banks and other holders, speculators and producers of gold and other metals in response to any of the above factors.

A decrease in the market price of gold and other metals could affect the commercial viability of the Property and our anticipated development and production assumptions. Lower gold prices could also adversely affect our ability to finance future development at the Property, all of which would have a material adverse effect on our financial condition and results of operations. There can be no assurance that the market price of gold and other metals will remain at current levels or that such prices will improve.

Our estimates of resources are subject to uncertainty.

Estimates of resources are subject to considerable uncertainty. Such estimates are arrived at using standard acceptable geological techniques, and are based on the interpretations of geological data obtained from drill holes and other sampling techniques. Engineers use drilling results to derive estimates of cash operating costs based on anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore bodies, expected recovery rates of metal from ore, comparable facility and operating costs and other factors. Actual cash operating costs and economic returns on projects may differ significantly from the original estimates, primarily due to fluctuations in the current prices of metal commodities extracted from the deposits, changes in fuel costs, labor rates, changes in permit requirements, and unforeseen variations in the characteristics of the ore body. Due to the presence of these factors, there is no assurance that any geological reports will accurately reflect actual quantities of gold or silver that can be economically processed and mined by us.

The mineralization estimates are based on interpretation and assumptions and may yield less mineral production, if any, under actual conditions than is currently estimated.

We have relied on independent geologists to conduct drilling samples on the Property.  When making determinations whether to continue any project, we must rely upon such estimated calculations as to the mineral reserves and grades of mineralization on the Property.  Until ore is actually mined and processed, mineral reserves and grades of mineralization must be considered as estimates only.

These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that:

•	these estimates will be accurate;
•	reserve or other mineralization estimates will be accurate; or
•	this mineralization can be mined or processed profitably.

Any material changes in mineral reserve estimates and grades of mineralization may affect the economic viability of placing a property into production and a property’s return on capital.  Because we have not started mining operations at the Property and have not commenced actual production, mineralization estimates may require adjustments or downward revisions based upon further drilling and/or actual production experience.

In addition, the grade of ore ultimately mined, if any, may differ from that indicated by our testing results to date.   There can be no assurance that minerals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale.  Declines in market prices for gold and silver may render portions of our mineralization, reserve estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of the Property. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

Our exploration activities at the Property may be unsuccessful, which could lead us to abandon our plans to develop the property and our investments in exploration.

Our long-term success depends on our ability to identify proven reserves and mine the Property and any other properties we may acquire, if any.  Exploration activities are highly speculative in nature, which involves many risks and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of our exploration program is determined in part by the following factors:

•	the identification of potential gold mineralization based on surficial analysis;
•	availability of government-granted exploration permits;
•	the quality of our management and our geological and technical expertise; and
•	the capital available for exploration.

Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at the Property. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. We cannot assure you that we will discover mineralized resources in sufficient quantities on the Property to commence commercial development.

Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and there is no assurance that our development activities will result in profitable mining operations.

We plan to estimate operating and capital costs for the Property based on information available to us and that we believe to be accurate. However, costs for labor, regulatory compliance, energy, mine and plant equipment and materials needed for mine development and construction may fluctuate significantly.  In light of these factors, actual costs related to our proposed mine development and construction might exceed any estimates we may make. We do not have an operating history upon which we can base estimates of future operating costs related to the Property.  We intend to rely upon our analysis of the future economic feasibility of the project and any estimates that may be contained therein. Studies derive estimates of cash operating costs based upon, among other things:

●	anticipated tonnage, grades and metallurgical characteristics of the ore to be mined and processed;
●	anticipated recovery rates of gold and other metals from the ore;
●	cash operating costs of comparable facilities and equipment; and
●	anticipated climatic conditions.

Capital and operating costs, production and economic returns, and other estimates may differ significantly from actual costs, and there can be no assurance that our actual capital and operating costs will not be higher than anticipated or disclosed.

In addition, any calculations of cash costs and cash cost per ounce may differ from similarly titled measures of other companies and are not intended to be an indicator of projected operating profit.

There can be no assurance that we will be successful in establishing mining operations or profitably exploiting mineral deposits.

We are subject to all of the risks associated with establishing new mining operations and business enterprises including:

•	the timing and considerable cost of constructing mining and processing facilities;
•	the ability to find sufficient gold reserves to support a mining operation;
•	the availability and costs of skilled labor and mining equipment;
•	the availability and cost of appropriate smelting and/or refining arrangements;
•	compliance with environmental and other governmental approval and permit requirements;
•	the availability of funds to finance construction and development activities;
•	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants which may delay or prevent development activities; and
•	potential increases in construction and operating costs due to changes in the cost of fuel, power, materials, supplies, and other costs.

It is common in new mining operations to experience unexpected problems and delays during construction, development and mine start-up; delays in the commencement of mineral production often occur. Accordingly, we cannot assure you that our activities will result in profitable mining operations or that we will successfully establish mining operations or profitably extract gold or silver at the Property.

Historical production at the Property may not be indicative of the potential for future development.

We currently have no commercial production at the Property and have never recorded any revenues from gold or silver production. You should not rely on the fact that there were historical mining operations at the Property as an indication that we will ever have future successful commercial operations at the Property. We expect to continue to incur losses unless and until such time, if ever, as the Property enters into commercial production and generates sufficient revenues to fund our continuing operations. The development of new mining operations requires the commitment of substantial resources for operating expenses and capital expenditures, which may increase in subsequent years as needed consultants, personnel and equipment associated with advancing exploration, development and commercial production are added. The amount and timing of expenditures will depend on the progress of ongoing exploration and development, the results of consultants’ analysis and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners and other factors, many of which are beyond our control.

We have no history as a company engaged in the mining business.

We have no history of earnings or cash flow from mining activities.  If we identify proven reserves and  are able to proceed to production, commercial viability will be affected by factors that are beyond our control such as the particular attributes of the deposit, the fluctuation in the prices of gold and silver, the cost of construction and operating a mining operation,  the availability of economic sources for energy, government regulations including regulations relating to prices, royalties, restrictions on production, quotas on exploration  as well as the costs of protection of the environment.

We face many operating hazards.

The development and operation of a mining property involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include, among other things, ground fall, flooding, environmental hazards and the discharge of toxic chemicals, explosions and other accidents. Such occurrences may result in work stoppages, delays in production, increased production costs, damage to or destruction of mines and other producing facilities, injury or loss of life, damage to property, environmental damage and possible legal liability for such damages.

A shortage of critical equipment, supplies and resources could adversely affect our operations.

We are dependent on equipment, supplies and resources to carry out our mining operations, including input commodities, drilling equipment and skilled labor. A shortage in the market for any of these factors could cause unanticipated cost increases and delays in delivery times, which could in turn adversely impact production schedules and costs.

Operations at the Property will require a significant amount of water. Successful mining and processing will require careful control of project water usage and efficient reclamation of project solutions in the process.

Current global financial conditions have made access to financing more difficult.

Since the fall of 2008 there has been severe deterioration in global credit and equity markets. This has resulted in the need for government intervention in major banks, financial institutions and insurers, and has also led to greater volatility, increased credit losses and tighter credit conditions. These unprecedented disruptions in the credit and financial markets have had a significant adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for us to obtain, or increase our cost of obtaining, capital and financing for our operations.

If we do not receive additional funding, we will have to curtail or cease operations.

We have incurred losses totaling $3,642,109 since inception through September 30, 2013.  As of September 30, 2013, we had approximately $271,251 of cash on hand. The opinion of our independent registered public accountants on our audited financial statements as of and for the year ended December 31, 2012 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon raising capital from financing transactions. We raised approximately $1,446,000 in gross proceeds in private and public placements in 2013.  To continue in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We have earned no revenues to date.  We will need additional capital to fully implement our business, operating and development plans.  However, additional funding from an alternate source or sources may be unavailable to us on favorable terms, if at all.  To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holders.  If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.  If we fail to raise sufficient funds, we would have to curtail or cease operations.

If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is insufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

Our ability to grow and compete in the future will be adversely affected if adequate capital is unavailable.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing.  Our cash flow from operations may not be sufficient or we may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy.  As a result, adequate capital may not be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

We are dependent upon two of our officers for management and direction and the loss of these persons could adversely affect our operations and results.

We are dependent upon the services of our officers, Ronald Mann, our Chief Executive Officer/President, James Chandik, our Chief Operating Officer, Yves Gagnon, our Vice President of Operations and Tony J. Giuliano, our Chief Financial Officer, for implementation of our exploration and production strategy and execution of our business plan.  The loss of any of these executives could have a material adverse effect upon its results of operations and financial position.  We do not maintain “key person” life insurance for our executive officers.

We do not insure against all risks to which we may be subject in our planned operations.

Any insurance that we secure will in all likelihood not cover all of the potential risks associated with a mining company’s operations, and we may be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not be available or may not be adequate to cover any resulting liability. Moreover, we expect that insurance against certain hazards as a result of exploration and production may be prohibitively expensive to obtain for a company of our size and financial means.

We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, is not generally available to us or to other companies within the mining industry.

Losses from events that are not covered by our insurance policies may cause us to incur significant costs that could negatively affect our financial condition and ability to fund our activities on the Property. A significant loss could force us to terminate our operations.

Drilling operations are hazardous, raise environmental concerns and raise insurance risks.

We intend to conduct our business in a way that safeguards public health and the environment and in compliance with applicable laws and regulations. Environmental hazards may exist on properties in which we hold an interest which are unknown to us and may have been caused by prior owners. Changes to drilling and mining laws and regulations could require additional capital expenditures and increase operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain operations uneconomic.

Local infrastructure may impact our exploration activities and results of operations.

Our activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges and power and water supplies are important determinants that affect capital and operating costs. Unusual or infrequent weather phenomenon, sabotage or government or other interference in the maintenance of such infrastructure could adversely affect our activities.

We are subject to significant governmental regulations.

The Property is located in Quebec, Canada and is subject to extensive federal, provincial, and local laws and regulations governing various matters, including:

•	environmental protection;
•	management and use of toxic substances and explosives;
•	management of natural resources;
•	labor standards and occupational health and safety, including mine safety; and
•	historic and cultural preservation.

Noncompliance may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations will be more stringent which could cause additional expense, capital expenditures, restrictions on our operations and delays in the development of the Property.

Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

All of our exploration and potential development and production activities are in the province of Quebec, Canada and are subject to regulation by governmental agencies under various environmental laws. These laws address, among other things, emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations.

Additionally, our operations will result in emissions of greenhouse gases, which may be subject to increased regulation in the future. In general, environmental legislation is evolving and the trend has been towards stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and increasing responsibility for companies and their officers, directors and employees. Compliance with environmental laws and regulations requires significant capital outlays, and future changes in these laws and regulations may cause material changes or delays in our financial position, operations and future activities.  More stringent regulation may cause us to re-evaluate our activities.

Land reclamation requirements for the Property may be burdensome.

Land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long-term effects of land disturbance.

Reclamation may include requirements to:

•	control dispersion of potentially deleterious effluents; and
•	reasonably re-establish pre-disturbance landforms and vegetation.

In order to carry out reclamation obligations we will have to allocate a portion of our financial resources that might otherwise be spent on further exploration and development programs.  Unanticipated reclamation work will adversely impact our operations.

We may be unable to comply with permitting requirements.

We have obtained required permitting to commence production activities. Maintaining the permits may require us to comply with more stringent government regulation or new regulatory controls may be instituted which will require us to implement more stringent controls and procedures over our production activities.  There can be no assurance that we will be able to comply with more stringent government regulations or that additional costs will be required to remain compliant.  This may result in production delays and impact our budgeted resources.

We may experience difficulty attracting and retaining qualified management, consultants and employees.

We are dependent on the services of our executive officers.  We will have to hire other highly skilled and experienced consultants.  Due to our relatively small size, the loss of these persons or our inability to attract and retain highly skilled employees may have a material adverse effect on our business or future operations. We do not maintain key-man life insurance on any of our officers or directors.

We compete with larger, better-capitalized competitors in the mining industry.

The mining industry is intensely competitive in all of its phases, including financing, technical resources, personnel and property acquisition. It requires significant capital, technical resources, personnel and operational experience to effectively compete in the mining industry. Larger companies with significant resources have an advantage over us.  Competition for resources at all levels is very intense, particularly affecting the availability of manpower, drill rigs, mining equipment and production equipment. As a result, we may be unable to maintain or acquire financing, personnel or technical resources.

There are differences in U.S. and Canadian practices for reporting reserves and resources.

Since our operations are in Canada, resource estimates disseminated outside the United States are not directly comparable to those made in filings subject to SEC reporting and disclosure requirements. These practices are different from the practices used to report reserve and resource estimates in reports and other materials filed with the SEC. It is Canadian practice to report measured, indicated and inferred resources, which are generally not permitted in filings with the SEC. In the United States, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.

Our directors and officers may have conflicts of interest as a result of their relationships with other companies.

Our directors and officers may serve as officers or directors for other companies engaged in natural resource exploration and development.  The directors and officers owe us a fiduciary obligation.  We have not yet established a policy to deal with potential conflicts of interest.

Risks Related To Our Securities

Stock prices for mining companies are volatile.

The market price for securities of mining companies historically has been highly volatile, and the market from time-to-time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies.  Fluctuations in the trading price or liquidity of our common stock may adversely affect, among other things, the interest in our stock by purchasers on the open market and our ability to raise capital.

Investors may face significant restrictions on the resale of our common stock due to federal regulation of penny stocks.

Our Common Stock is currently quoted on the OTCQB under the symbol DNAP  Our Common Stock is subject to the requirements of Rule 15(g)-9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share.  Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction.  The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.  Generally, the Commission defines a penny stock as any equity security not traded on a national exchange or quoted on NASDAQ that has a market price of less than $5.00 per share.  The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it.  Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

We have not paid any cash dividends in the past and have no plans to issue cash dividends in the future, which could cause the value of our common stock to have a lower value than other similar companies, which do pay cash dividends.

We have not paid any cash dividends on our Common Stock to date and do not anticipate any cash dividends being paid to holders of our Common Stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion.  As we have no plans to issue cash dividends in the future, our Common Stock could be less desirable to other investors and as a result, the value of our Common Stock may decline, or fail to reach the valuations of other similarly situated companies who have historically paid cash dividends in the past.

Our officers and directors and one significant shareholder collectively own a substantial majority of our common stock.

Collectively, our officers, directors and 2 significant shareholders own or exercise voting and investment control of approximately 39.6% of our outstanding common stock.  As a result, investors may be prevented from affecting matters involving us, including:

●	the composition of our Board of Directors and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;
●	any determinations with respect to mergers or other business combinations;
●	our acquisition or disposition of assets; and
●	our corporate financing activities.

Furthermore, this concentration of voting power could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders.  This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in a company that is controlled by a small number of stockholders.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of developmental stage companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies.  Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

•	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;
•	fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;

•	changes in market valuations of similar companies;
•	variations in our quarterly operating results;
•	fluctuations in related commodities prices; and
•	additions or departures of key personnel.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

Mammoth will pay less than the then-prevailing market price for our Common Stock.

The Common Stock to be issued to Mammoth pursuant to the Stock Purchase Agreement will be purchased at a 25 percent discount to the lowest closing bid price of the Common Stock on any trading day during the five consecutive trading days immediately preceding the date of our notice to Mammoth of our election to put shares pursuant to the Stock Purchase Agreement. Mammoth has a financial incentive to sell our Common Stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Mammoth sells the shares, the price of our Common Stock could decrease. If our stock price decreases, Mammoth may have a further incentive to sell the shares of our Common Stock that it holds. These sales may have a further impact on our stock price.

There can be no guarantee that the proceeds available to us under the Stock Purchase Agreement will be sufficient for us to achieve profitable operations or to pay our current liabilities, which could have a material adverse impact on our ability to continue operations.

There is no assurance that the funds that are available to us under the Stock Purchase Agreement will be sufficient to allow us to continue our exploration and other activities to the point we achieve profitable operations.

Our issuances of shares in connection with the Stock Purchase Agreementlikely will result in overall dilution to market value and relative voting power of previously issued Common Stock, which could result in substantial dilution to the value of shares held by stockholders.

The issuance of Common Stock to Mammoth likely will result in substantial dilution to the equity interests of all holders of our Common Stock, except Mammoth.  Specifically, the issuance of a significant amount of additional Common Stock will result in a decrease of the relative voting control of the Common Stock issued and outstanding prior to the issuance of Common Stock in connection with Draw Downs made under the Stock Purchase Agreement.  Furthermore, public resales of Common Stock by Mammoth following the issuance of Common Stock in connection with Draw Downs under the Stock Purchase Agreement likely will depress the prevailing market price of the Common Stock.  Even prior to the time of actual conversions, exercises, and public resales, the market “overhang” resulting from the mere existence of our obligation to honor such conversions or exercises could depress the market price of our Common Stock.

Certain restrictions on the extent of Draw Downs may have little, if any, effect on the adverse impact of our issuance of shares under the Stock Purchase Agreement, and as such, Mammoth may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

We are prohibited from putting shares to Mammoth under the Stock Purchase Agreement if the sale of shares under such put would result in Mammoth’s holding more than 4.9 percent of the then-outstanding shares of Common Stock.  These restrictions, however, do not prevent Mammoth from selling shares of Common Stock received in connection with a Draw Down, and then receiving additional shares of Common Stock in connection with a subsequent Draw Down.  In this way, Mammoth could sell more than 4.9 percent of the outstanding Common Stock in a relatively short time frame while never holding more than 4.9 percent at one time.

Existing stockholders likely will experience decreases in market value of their Common Stock in relation to our issuances of shares in connection with Draw Downs made under the Stock Purchase Agreement.

The formula for determining the number of shares of Common Stock to be issued in connection with Draw Downs made under the Stock Purchase Agreement is based, in part, on the market price of the Common Stock and includes a discount from the market price equal to 75 percent of the lowest closing bid price of the Common Stock over the five consecutive day trading period prior to our making a Draw Down.  Sales to Mammoth at prices below the market price at the time of such sales could have a material adverse impact on the value of our Common Stock held by other investors.

There is an increased potential for short sales of the Common Stock due to the sales of shares sold to Mammoth in connection with the Stock Purchase Agreement, which could materially affect the market price of the stock.

Downward pressure on the market price of the Common Stock that likely will result from sales of the Common Stock by Mammoth issued under the Stock Purchase Agreement could encourage short sales of Common Stock by market participants other than Mammoth.  Generally, short selling means selling a security, contract or commodity not owned by the seller.  The seller is committed to eventually purchase the financial instrument previously sold.  Short sales are used to capitalize on an expected decline in the security's price.  As we make Draw Downs pursuant to the Stock Purchase Agreement, we put shares to Mammoth, which Mammoth purchases and may then sell into the market.  Such sales by Mammoth could have a tendency to depress the price of the stock, which could increase the potential for short sales.  Significant amounts of such short selling could place further downward pressure on the market price of our Common Stock, which would, in turn, result in additional shares being issued in connection with draws on the Stock Purchase Agreement.

Because the purchase price paid by Mammoth for the shares of issued under the Stock Purchase Agreement is based on the market price of our Common Stock, if the market price declines we may be unable to make Draw Downs under the Stock Purchase Agreement without registering additional shares, which would impose additional costs in connection with the Stock Purchase Agreement.

If the market price of our Common Stock declines, the number of shares of Common Stock issuable in connection with the Stock Purchase Agreement will increase.  Accordingly, we may run out of shares registered under this prospectus and registration statement, to issue to Mammoth in connection with Draw Downs under the Stock Purchase Agreement.  In such an event, we would be required to, and would, file additional registration statements to cover the resale of additional shares issuable pursuant to the Stock Purchase Agreement.  The filing of the additional registration statement would impose additional costs in connection with the Stock Purchase Agreement.

Certain provisions of our articles of incorporation could discourage potential acquisition proposals or change in control.

Our Board of Directors, without further stockholder approval, may issue Preferred Stock that would contain provisions that could have the effect of delaying or preventing a change in control or which may prevent or frustrate any attempt by stockholders to replace or remove the current management. The issuance of shares of Preferred Stock could also adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward looking statements” that are subject to risks, uncertainties and other factors that may cause our actual results or achievements to be materially different than the results, performance or achievements expressed or implied by the forward-looking statements, including:

•	mining regulations in Canada and Quebec may materially change, which will materially increase our costs of production;
•
commodity prices of gold and silver continue to decrease, as they have decreased significantly in the past year, if this trend continues our results of operations, revenues and short-term and long term liquidity may be negatively impacted;

•
the availability of equipment, particularly used equipment, for acquisition once production financing is achieved, may be unavailable, which will increase our costs for new equipment and may take a longer time period to receive;

•	recoveries of previous metals form the mill may be lower than estimated; and
•	skilled labor to operate the mill may be unavailable or may require long training periods to achieve targeted production levels.

USE OF PROCEEDS

The Selling Stockholder is selling all of the shares of our Common Stock covered by this prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of the Common Stock. However, we will receive proceeds from any sale of the Common Stock under the Stock Purchase Agreement to Mammoth. We intend to use the net proceeds received from such sales for liquidating our debt and/or production financing of the Anacon facility.

DIVIDEND POLICY

As a development stage company, we have had only minimal revenues and we have never declared dividends or paid cash dividends on our Common Stock. In the future, if we become profitable, our Board of Directors has stated its intention to declare a dividend on our Common Stock from our surplus earnings.  There is no assurance that we will ever become profitable or that we will have surplus earnings from which a dividend can be paid.  The declaration of dividends will be at the discretion of the Board of Directors and will depend upon our earnings, financial position, general economic conditions and other pertinent factors.

MARKET FOR COMMON STOCK AND OTHER RELATED
STOCKHOLDER MATTERS

Market Information

Our Common Stock has been quoted on the OTC Bulletin Board market under the symbol DNAP since August 22, 2013.

The following table sets forth the range of the high and low bid quotations of the Common Stock for the past two years in the over-the-counter market, as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices without retail mark-up, markdown or commission, and may not represent actual transactions.

Fiscal Year 2013	High	Low
First Quarter Ended March 31	None	None
Second Quarter Ended June 30	None	None
Third Quarter Ended September 30	$0.40	$0.25
Fourth Quarter Ended December 31	$0.55	$0.31

Holders

As of February 10, 2014, there were approximately 110 holders of record of the Common Stock and 96,076,000 shares of Common Stock outstanding.

Dividend Policy

As a development stage company, we have had only minimal revenues and we have never declared dividends or paid cash dividends on our Common Stock. In the future, if we become profitable, our Board of Directors has stated its intention to declare a dividend on our Common Stock from our surplus earnings.  See, “Dividend Policy,” on page 11.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlanta Highlands, New Jersey 07716.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes, which have been included in this prospectus. This discussion contains forward-looking statements about our business. Our actual results may differ materially from those we currently anticipate as a result of the factors we describe under “Risk Factors” beginning on page 6, and elsewhere in this prospectus.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

PLAN OF OPERATIONS

We are an exploratory stage mining company initially involved in the business of processing tailings from previously extracted ore. We have not commenced mining operations or generated revenues from our business operations. If we are unable to obtain financing to meet our cash needs, we may be unable to fully implement our business plan. If we raise less than the desirable amount of financing, it may take longer to commence fully operational mining operations and achieve profitable operations.  We currently do not have a commitment for additional debt or equity funding.

There is no historical mining information about us upon which to base an evaluation of our performance.  We are in start-up operations and have no revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a mining property, including limited capital resources and possible cost overruns due to price and cost increases in services and products related to exploration and mining operations.

Accomplishments in Plan of Operations

Our specific goal is to profitably mine the Property, Anacon. We have made applications for the necessary permitting, erected a 16,000 sq./ft. building, purchased required equipment, hired engineers and contractors, built out most of the non-building infrastructure and are currently seeking additional financing to complete the necessary infrastructure expenditures and acquire the milling equipment to become fully operational.  Once the infrastructure is completed and the milling equipment is acquired and final permits issued, we intend to begin extraction of gold, silver and other base metals in an economically efficient and profitable manner.

In the fall of 2012, we received a certificate of authorization (C. A.) from  Ministry of the Environment in Quebec subject to conditions, additional permits and approvals, to operate a mill for the gravimetric treatment of mining residues at the Montauban Tailings Deposits located in the Province of Quebec. In the summer of 2013, we applied for a change in treatment activities to accommodate a cyanide circuit for Montauban Tailings Deposits, and DNA is now waiting for the amended C. A

In the fall of 2013, we presented its Restoration Plan to the Quebec Ministry of Natural Resources. This Plan describes how we will restore the mining site after the production period. This Plan must be approved by the MRN prior to the beginning of the operations.

Our Plan of Operations Going Forward

We will need production financing, including working capital requirements, of at least $6 million to commence production.

Subject to financing production and obtaining final permits, we are on track to purchase equipment for the plant in the first quarter of 2014 and begin production of gold and silver from Anacon in the second quarter of 2014.

We will also further define further the local potential of other resources such as additional tailings and/or underground resources underneath the Property or close-by in the Montauban area.

Comparison of Operating Results for the Nine and Three Months Ended September 30, 2013 and 2012 and from June 2, 2006 (Inception) to September 30, 2013.

Nine and Three Months Ended September 30, 2013 and 2012:

We have not generated revenues from operations and do not anticipate generating any revenues from operations until we have obtained additional debt or equity financing to complete the infrastructure of the mill site and acquire milling equipment essential to the processing of gold, silver and other base metals located on the Montauban Property. There are no assurances that we will obtain the needed financing or in the amount we need to conduct our processing activities. We completed a 16,000-sq./ft. building for mill processing during the nine-month period ended September 30, 2013.

The condensed consolidated financial statements for the nine month period ended September 30, 2013, included in this report, reflect total operations and other expenses of $1,869,062, representing an increase of $1,317,049 compared to the nine month period ended September 30, 2012 when total operations and other expenses were $552,013. The increase is mainly attributable to higher wages and related expenses of $1,115,944, expenses of which are primarily attributable to  additional salaries for new management and to the fair value cost of common shares granted to our new President/ Chief Executive Officer, Vice-President, Operations and Chief Financial Officer upon our hiring them on March 15, 2013.

The condensed consolidated financial statements for the three month period ended September 30, 2013, included in this report, reflect total operations and other expenses of $367,844, representing an increase of $179,147 compared to the three month period ended September 30, 2012 when total operations and other expenses were $188,697. The increase is mainly attributable to higher wages and related expenses of $277,383, expenses of which are primarily attributable to  additional salaries for new management and to the fair value cost of common shares granted to our new President/Chief Executive Officer, Vice-President, Operations and Chief Financial Officer upon our hiring them on March 15, 2013.

We also recognized a loss on conversion of the promissory note of $125,000 during the three month period ended March 31, 2013.

We had engineering costs of $49,522 for the nine month period ended September 30, 2013, representing a decrease of $145,900 compared to the nine month period ended September 30, 2012 when engineering costs were $195,422.  We had engineering costs of $7,571 for the three month period ended September 30, 2013, representing a decrease of $63,686 compared to the three month period ended September 30, 2012 when engineering costs were negative $71,257.  The primary reason for the decline in engineering costs for the nine month ended September 30, 2013 compared to the nine months ended September 30, 2012 is attributable to the substantial mining studies and preliminary drilling costs incurred in the previous year, representing the early part of the project. Later engineering related expenses were deferred pending issuance of the issuance of the Certificate of Authorization. On September 14, 2012, the Ministry of Durable Development of the Environmental Parks (“MDDEP”) for the Quebec Provincial government issued us a Certificate of Authorization.  The Certificate of Authorization allows us to begin the treatment of the mining residues of Anacon, which is situated on the Property. With the issuance of the Certificate of Authorization, we accelerated the build-out of the mill site building and related infrastructure and will, upon obtaining additional financing, proceed with the installation of a custom designed milling circuit for the treatment of the mining residues.  In the first quarter of fiscal 2013, we requested authorization for a change in Certificate of Authorization as it relates to the treatment activities to accommodate a cyanide circuit for Anacon. This application is under review. With the pending issuance of the updated Certificate of Authorization, we expect engineering and related expenses to increase thereafter.

Professional fees increased from $134,067 for the nine-month period ended September 30, 2012 to $249,524 for the nine-month period ended September 30, 2013, an increase of $115,457. Professional fees increased from $49,123 for the three-month period ended September 30, 2012 to $55,555 for the three-month period ended September 30, 2013, an increase of $6,432. These increases are primarily attributable to the costs incurred in connection with the filing of our Registration Statement and ongoing reporting obligations.

From June 2, 2006 (Inception) Through September 30, 2013:

Since our inception on June 2, 2006, our expenses totaled $3,642,109 consisting primarily of $833,889 in engineering costs, $1,863,132 in wages and related expenses and $586,262 in professional fees.

Source of Funds

We will require additional debt or equity funding to complete the mill and the infrastructure to otherwise conduct operations. We filed a registration statement with the Securities and Exchange Commission offering 12 million shares of our common stock at $.25 per share.  As of September 30, 2013, we sold a total of 9,428,000 shares of our common stock from the registration statement and secured $2,357,000 in financing. In the third quarter of 2013, we raised $110,000 from equity securities private placements and an additional $442,000 subsequent to September 30, 2013 from equity securities private placements. Prior to the effective date of the Registration Statement, we secured funding through the sales of both debt and equity securities in the form of private placements.

We will require additional funding to complete construction of the mill and complete the build- out of the infrastructure.  On a going forward basis, there can be no assurance that we will be able to secure additional capital.  Until such time as we can fully implement our business plan, it is unlikely that we will be able to reverse our continuing losses in which case you may lose your entire investment.

Liquidity and Capital Resources

Assets and Liabilities

As of September 30, 2013, we had current assets represented by cash totaling $271,251, prepaid expenses and supplier deposits totaling $156,021 and sales tax receivable totaling $13,948.  Current assets as of September 30, 2013 totaled $441,220. We also had fixed assets as of September 30, 2013 totaling $1,259,745 and mining claims totaling $15,000. Total assets as of September 30, 2013 were $1,715,965. This compares to our assets at December 31, 2012, which totaled $1,999,139, when we had cash totaling $598,938, prepaid expenses and supplier deposits totaling $4,422, sales tax receivable totaling $62,436, fixed assets totaling $1,318,343 and mining claims totaling $15,000. Total assets as of June 30, 2012 were $395,730. The primary reason for the significant increase in our assets is attributable to our capital raise in which we used investor funds to invest in our mining project. This is mostly reflected in the cost of fixed assets, which increased, by $992,864 between September 30, 2012 and September 30, 2013.

Current liabilities, represented by accounts payable and accrued expenses of $96,106 and liability for stock to be issued of $10,000, totaled $106,106 as of September 30, 2013.  There were no long-term liabilities. Current liabilities at December 31, 2012 totaled $373,220, which included a liability of $232,000 for stock to be issued. Our sole long-term liability as of December 31, 2012 was the promissory note totaling $502,550, which was converted during the three-month period ended March 31, 2013. The liability for stock to be issued of $232,000 was also issued during the three month period ended March 31, 2013. Accounts payable and accrued liabilities decreased by $45,114 from $141,220 as of December 31, 2012 to $96,106 as of September 30, 2013 and is mainly attributable to reductions in amounts owed to suppliers and contractors for work completed at the mill site.

We have a working capital surplus of $335,114 as of September 30, 2013 as compared to a working capital surplus of $292,576 as of December 31, 2012, representing an increase of $42,538.  This increase is mainly attributable to an increase in prepaid expenses and supplier deposits of $151,599, a decrease in liability for stock to be issued of $222,000 and offset by a decrease in cash of $327,687 as of September 30, 2013. We have invested most of our funds to complete the infrastructure, purchase equipment and commence construction on the mill.

As of September 30, 2013, the cost of fixed assets totaled $1,266,993 and consisted of the mill building at a cost value of $1,085,663, land at a cost value of $93,953, mill equipment at a cost value of $43,115, computer equipment at a cost of $4,424, office equipment at a cost value of $14,711 and a vehicle at a cost value of $25,127. As of September 30, 2013, net fixed assets totaled $1,259,745. As of December 31, 2012, the cost of fixed assets and net fixed assets totaled $1,318,343 and consisted of the mill building at a cost value of $1,154,284, land at a cost value of $93,953, mill equipment at a cost value of $43,115, computer equipment at a cost value of $1,864 and a vehicle at a cost value $25,127.

As of September 30, 2013, we had an accumulated deficit totaling $3,642,109 as compared to $1,773,047 as of December 31, 2012. The $1,869,062 increase in the accumulated deficit is attributable to the loss recorded for the nine months ended September 30, 2013.

The success of our mining operations business and the ability to continue as a going concern will be dependent upon our ability to obtain additional and adequate financing to commence profitable commercial activities in the extraction of gold, silver and other base metals and meet anticipated performance specifications on a continuous and long term commercial basis.

Going Concern

Our consolidated financial statements have been prepared on a going concern basis. The going concern basis of presentation assumes that we will continue in operation for the foreseeable future and be able to realize assets and discharge its liabilities and commitments in the normal course of business. We have not generated revenues since our inception and we have generated losses totaling $797,126 and $918,390 for the years ended December 31, 2012 and 2011, respectively, losses totaling $1,869,062 and $552,013 for the nine months ended September 30, 2013 and 2012, respectively, and losses of $3,642,109 since our inception on June 2, 2006. We have had very little operating history to date.

Our continuation as a going concern is dependent upon, amongst other things, continued financial support from our shareholders, attaining a satisfactory revenue level, attainment of profitable operations and the generation of cash from operations and the ability to secure new financing arrangements and new capital to carry out our business plan.  These matters are dependent on a number of items outside of our control and there exists material uncertainties that may cast significant doubt about our ability to continue as a going concern.  There are no assurances that we will achieve profitability or be capable of sustaining profitable operations. Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of the carrying amounts of assets or the amount and classification of liabilities that might result if we are unable to continue as a going concern. These factors raise substantial doubt regarding our ability to continue as a going concern.

As a development stage company, we have had no revenues. We will continue to require additional financing to fund operations and to continue to fund the initiatives to undertake our business plans, to further the development of the company with an objective of becoming a mining producer.  Our only source of financing to date has been the periodic sale of Common Stock. During the nine months ended September 30, 2013, we generated cash of $504,000 (net of stock offering costs paid in cash of $10,000) through Common Stock sales at prices at $0.25 per share.  However, we anticipate that prior to obtaining financing through the sale of Common Stock to Mammoth under the Stock Purchase Agreement we will need to raise additional capital during early 2014 in order to meet monthly cash requirements and to sustain operations.  We believe that we will be able to raise these additional needed funds from some of the same investors who have purchased shares over the past several years, although there is no assurance that these investors will purchase additional shares.  In addition we may raise additional needed from accredited investors that have not previously invested in the Company on a Private Placement basis.  In addition, we expect to obtain financing under the Stock Purchase Agreement by the sale of Common is, as needed Stock to Mammoth.

As of the date of this prospectus, we do not anticipate needing to draw the full amount of the Equity Line to implement our business plan and to develop and market our location sterilization technologies.  We believe that we will need approximately $8,500,000 during the twelve months following the date of this prospectus, $7,500,000 to payoff our debt financing and $1,000,000 for working capital purposes. Pursuant to the Stock Purchase Agreement with Mammoth, the frequency and amounts of draws are within our control.  We are not obligated to make any draws, and we may draw any amount up to the full amount of the Equity Line, in our discretion.  As of the date of this prospectus, we do not plan to draw more funds (and correspondingly put more shares to Mammoth) than is necessary to implement our business plan.

Pursuant to the Stock Purchase Agreement, we may make draws during the 24 months following the effective date of this prospectus, with a minimum amount of $25,000 and a maximum amount of $500,000 per Draw Down, but we are not obligated to draw the full $10,000,000.  If we draw less than the full amount, we will put fewer shares to Mammoth, which will result in less dilution to our existing stockholders.

Our audited and unaudited consolidated financial statements included in this prospectus have been prepared on the assumption that we will continue as a going concern. Since inception, it has been necessary to rely upon financing from the sale of our equity securities to sustain operations as indicated above. Additional financing will be required if we are to continue as a going concern. If we do not obtain additional financing in the near future, either through the Stock Purchase Agreement or otherwise, we may be required to curtail or discontinue operations or possibly to seek protection under the bankruptcy laws.

Results Of Operations For Fiscal Years Ended December 31, 2012 and 2011 and from June 2, 2006 (“Inception”) through December 31, 2012.

Since Inception, we have not generated any revenues.  Operating expenses for the years ended December 31, 2012 and 2011 totaled $898,459 and $915,291.  In 2012 we had a mining tax credit of $108,284.   Our net loss for 2012 and 2011 was $ (797,126) and $ (918,390). Our net loss since Inception was $(1,773,047).

Our largest expenses in 2012 were engineering costs totaling $417,274 as compared to $367,093 in 2011.  Engineering costs since Inception totaled $784,367.  Wages and related expenses totaled $204,473 and $397,388.  Since Inception these expenses totaled $601,861.  Professional fees, primarily legal and accounting fees, totaled $169,634 in 2012 as compared to $116,162 in 2011.  General and administrative expenses totaled $89,200 in 2012 as compared to $17,448 in 2011 while rental costs totaled for both 2012 and 2011 were approximately $17,200.

Liquidity and Capital Resources

As of December 31, 2012, our operations were primarily funded through debt and equity financing.  We secured approximately $2,693,000 in equity financing and $491,650 in debt financing.

On May 13, 2011 our Canadian subsidiary executed a promissory note in the amount of $500,000 CD$ ($481,300 U.S.) with a non-affiliated third party that matures on May 31, 2014. The note has a default interest rate of 5% per annum should repayment not occur by the maturity date.  In connection with the note, we issued 1,000,000 shares of stock that were valued at $3,000 CD$ (approximately $2,900 U.S.) in June 2011 for prepaid interest.  The balance of $500,000 CD$ ($491,650 US$) remains outstanding as of December 31, 2011 and $502,250 at December 31, 2012.  If we generate sufficient revenues from our mill processing operations, we do not believe that we will require additional financing.  However, there can be no assurance as to the revenues that may be generated or, our cash requirements.  If our estimates are not accurate, we will require additional debt or equity financing.

At December 31, 2012, we had cash totaling $598,938 and prepaid expenses of $4,422. Total current assets were $603,360.  Our fixed assets totaled $1,318,343 while our mining claims totaled $15,000.  Total assets were $1,936,703.  This compares favorably to our assets at December 31, 2011 when we had cash totaling $556,674 and prepaid expenses totaling $11,911.  Fixed assets totaled $198,700 and our total assets were $782,285.  The primary reason for the significant increase in our assets is attributable to our capital raise whereby we utilized the funds secured from the sale of our securities to invest in our mining project.

Current liabilities at December 31, 2012 totaled $310,784, which includes a liability of $232,000 for stock to be issued.  Current liabilities at December 31, 2011 totaled $110,069.  Our sole long-term liability is attributable to the promissory note which totals $502,550 and $491,650 at December 31, 2012 and 2011.

We have a working capital surplus of $292,586 as compared to a surplus of $458,516.  We have invested most of our funds to complete the infrastructure, purchase equipment and commence construction on the mill resulting in a decline in our working capital surplus. Despite a decline in our working capital, management believes that there will be sufficient liquidity to continue operations for the next twelve months.  In order to preserve working capital, our officers have deferred a portion of their salaries.

Subscription Agreement with Marquest Mining Quebec 2013-II Super Flow

On December 19, 2013, we completed an agreement between and among EMD Financial, Inc. a non-US entity and Accredited Investor pursuant to Canadian Regulation 45-106c    (“Agent”) and Marquest Mining Quebec 2013-II Super Flow – Through LP (“Subscriber”).   The Agreement provides that the Subscriber will subscribe to a minimum subscription of 10,000 Units with a commitment amount of $500,000 and a maximum of 4,000,000 flow-through Units for a total offering of $2,000,000.   Each Unit consists of 1 flow-through common share at a price of $0.50 per share and one half common share purchase warrant.  Each Warrant entitles its holder to purchase one common share at the purchase price of $0.75 in the first 24 months following the closing date.    The Common Shares underlying the Warrants are non-flow-through and expire on December 19, 2015.  The agreement includes a transfer of eligible tax credits to Marquest.   The agreement is subject to various representations, warranties, covenants and acknowledgements by the Subscriber and us.   On December 20, 2013, Marquest closed on $500,000 of this subscription.

Critical Accounting Policies and Estimates

We have identified the policies below as critical to our business operations and the understanding of our results of operations.

The preparation of consolidated financial statements requires our management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, we evaluate these estimates, including those related to bad debts, intangible assets, warranty obligations, product liability, revenue, and income taxes. We base our estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities.  The actual results may differ from these estimates under different assumptions or conditions.

We account for equity securities issued for services rendered at the fair value of the securities on the date of issuance.

Recent Accounting Pronouncements

In May 2011, FASB issued Accounting Standards Update (ASU) No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. FASB ASU 2011-04 amends and clarifies the measurement and disclosure requirements of FASB ASC 820 resulting in common requirements for measuring fair value and for disclosing information about fair value measurements, clarification of how to apply existing fair value measurement and disclosure requirements, and changes to certain principles and requirements for measuring fair value and disclosing information about fair value measurements. The new requirements are effective for fiscal years beginning after December 15, 2011. The Company plans to adopt this amended guidance on October 1, 2012 and at this time does not anticipate that it will have a material impact on the Company’s results of operations, cash flows or financial position.

In June 2011, FASB issued ASU No. 2011-05, Presentation of Comprehensive Income, which amends the disclosure and presentation requirements of Comprehensive Income. Specifically, FASB ASU No. 2011-05 requires that all non-owner changes in stockholders’ equity be presented either in 1) a single continuous statement of comprehensive income or 2) two separate but consecutive statements, in which the first statement presents total net income and its components, and the second statement presents total other comprehensive income and its components. These new presentation requirements, as currently set forth, are effective for the Company beginning October 1, 2012, with early adoption permitted. The Company plans to adopt this amended guidance on October 1, 2012 and at this time does not anticipate that it will have a material impact on the Company’s results of operations, cash flows or financial position.

In September 2011, FASB issued ASU 2011-08, Testing Goodwill for Impairment, which amended goodwill impairment guidance to provide an option for entities to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. After assessing the totality of events and circumstances, if an entity determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, performance of the two-step impairment test is no longer required. This guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. Adoption of this guidance is not expected to have any impact on the Company’s results of operations, cash flows or financial position.

In July 2012, the FASB issued ASU 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, on testing for indefinite-lived intangible assets for impairment. The new guidance provides an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. The Company’s adoption of this accounting guidance does not have a material impact on the consolidated financial statements and related disclosures.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties.  We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity (deficit) or that are not reflected in our consolidated financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

OUR BUSINESS

General

We are a Nevada corporation organized on June 2, 2006.  Our original name was Celtic Capital, Inc.   On October 20, 2008, we changed our name to Entertainment Education Arts Inc.   On May 12, 2010, we changed our name to DNA Precious Metals, Inc. to more accurately reflect our new business plan.

MEASUREMENTS AND GLOSSARY

For ease of reference in reviewing our business, we are providing you with conversion information and abbreviations.

1 acre	= 0.4047 hectare	1 mile	= 1.6093 kilometers
1 foot	= 0.3048 meter	1 troy ounce	= 31.1035 grams
1 gram per metric ton	= 0.0292 troy ounce/ short ton	1 square mile	= 2.59 square kilometers
1 short ton (2000 pounds)	= 0.9072 ton	1 square kilometer	= 100 hectares
1 ton	= 1,000 kg or 2,204.6 lbs.	1 kilogram	= 2.204 pounds or 32.151 troy oz.
1 hectare	= 10,000 square meters	1 hectare	= 2.471 acres

We are an exploration stage mining company whose business objective is to identify proven reserves of gold and silver, construct a mill, build out the Property’s infrastructure and place the mine into production.  The Montauban Mining Project is located in the Montauban and Chavigny townships near Grondines-West in Portneauf County, Quebec, Canada (the “Property”).  The Property does not contain any known ore reserves according to the definition of ore reserves under Industry Guide 7 promulgated by the Securities and Exchange Commission (“SEC”).  Further work is required on the Property before a final determination as to the economic and legal feasibility of a mining venture can be made. There is no assurance that a commercially viable deposit will be proven through our exploration efforts.  The funds expended on our properties may not be successful in leading to the delineation of ore reserves that meet the criteria established under SEC guidelines.

The following abbreviations may be used herein:

Au	= gold	m2	= square meter
G	= gram	m3	= cubic meter
g/t	= grams per ton	Mg	= milligram
Ha	= hectare	mg/m3	= milligrams per cubic meter
Km	= kilometer	T or t	= ton
Km2	= square kilometers	Oz	= troy ounce
Kg	= kilogram	Ppb	= parts per billion
M	= meter	Ma	= million years

GLOSSARY OF MINING TERMS
The following mining terms are used throughout this registration statement.

SEC Industry Guide 7 Definitions

exploration stage	An “exploration stage” prospect is one, which is not in either the development or production stage.
Development stage
A “development stage” project is one which is undergoing preparation of an established
Commercially mineable deposit for its extraction but which is not yet in production. This stage occurs after completion of a feasibility study.

Mineralized material	The term “mineralized material” refers to material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.
Probable reserve
The term “probable reserve” refers to reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Production stage	A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.
Proven reserve
The term “proven reserve” refers to reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

Reserve
The term “reserve” refers to that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction. (“Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.) A reserve includes adjustments to the in-situ tons and grade to include diluting materials and allowances for losses that might occur when the material is mined.

Additional Definitions

Alteration	Any change in the mineral composition of a rock brought about by physical or chemical means.
Assay	A measure of the valuable mineral content.
Dip	The angle that a structural surface, a bedding or fault plane, makes with the horizontal, measured perpendicular to the strike of the structure.
Disseminated	Where minerals occur as scattered particles in the rock.
Fault	A surface or zone of rock fracture along which there has been displacement.
Feasibility study
A comprehensive study of a mineral deposit in which all geological, engineering, legal, operating, economic, social, environmental and other relevant factors are considered in sufficient detail that it could reasonably serve as the basis for a final decision by a financial institution to finance the development of the deposit for mineral production.

Formation	A distinct layer of sedimentary rock of similar composition.
Geochemistry	The study of the distribution and amounts of the chemical elements in minerals, ores, rocks, solids, water, and the atmosphere.
Geophysics	The study of the mechanical, electrical and magnetic properties of the earth’s crust.
Geophysical surveys	A survey method used primarily in the mining industry as an exploration tool, applying the methods of physics and engineering to the earth’s surface.
Geotechnical	The study of ground stability.
Grade	Quantity of metal per unit weight of host rock.
Heap leach
A mineral processing method involving the crushing and stacking of an ore on an impermeable liner upon which solutions are sprayed to dissolve metals i.e. gold, copper etc.; the solutions containing the metals are then collected and treated to recover the metals.

Host rock	The rock in which a mineral or an ore body may be contained.
In-situ	In its natural position.
Lithology
The character of the rock described in terms of its structure, color, mineral composition, grain size and arrangement of tits component parts, all those visible features that in the aggregate impart individuality to the rock.

Mapped or geological mapping	The recording of geologic information including rock units and the occurrence of structural features, and mineral deposits on maps.

Mineral	A naturally occurring inorganic crystalline material having a definite chemical composition.
Mineralization	A natural accumulation or concentration in rocks or soil of one or more potentially economic minerals, also the process by which minerals are introduced or concentrated in a rock.
Outcrop	That part of a geologic formation or structure that appears at the surface of the earth.
Open pit or open cut	Surface mining in which the ore is extracted from a pit or quarry, the geometry of the pit may vary with the characteristics of the ore body.
Ore	Mineral bearing rock that can be mined and treated profitably under current or immediately foreseeable economic conditions.
Ore body	A mostly solid and fairly continuous mass of mineralization estimated to be economically mineable.
Ore grade	The average weight of the valuable metal or mineral contained in a specific weight of ore i.e. grams per ton of ore.
Oxide	Gold bearing ore, which results from the oxidation of near surface sulfide ore.
Preliminary assessment	A study that includes an economic analysis of the potential viability of Mineral Resources taken at an early stage of the project prior to the completion of a preliminary feasibility study.
QA/QC	Quality Assurance/Quality Control is the process of controlling and assuring data quality for assays and other exploration and mining data.
Quartz	A mineral composed of silicon dioxide, SiO2 (silica).
Rock	Indurated naturally occurring mineral matter of various compositions.
Sampling analytical variance/precision	An estimate of the total error induced by sampling, sample preparation and analysis.
Sediment	Particles transported by water, wind or ice.
Sedimentary rock	Rock formed at the earth’s surface from solid particles, whether mineral or organic, which have been moved from their position of origin and re-deposited.
Strike	The direction or trend that a structural surface, e.g. a bedding or fault plane, takes as it intersects the horizontal.
Strip	To remove overburden in order to expose ore.
Tailings	The residue from an ore crushing plant.

       THE ST ANNE CLAIMS

On January 10, 2014, we entered into an asset purchase agreement with Fayz Yocoub and Ramy Racoub, the Sellers, to purchase an undivided one hundred percent (100%) interest in 50 mineral claims located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf, including claims, rights, concessions and leases, collectively referred to as the “St. Anne Claims”. The purchase price was CDN$70,000, 1,000,000 restricted common shares and a one percent (1%) net smelter return (“NSR”).   We paid CDN$10,000 upon the signing of the asset purchase agreement with the cash balance due, along with the common shares, upon the closing of the asset purchase agreement and transfer of the mineral claims in our name. The closing date of the asset purchase agreement is 60 days from the signing of the agreement.   The St. Anne claims are prospective and  we plan to conduct exploration of the claims with the potential of discovering the extension of the Montauabn zinc lead silver gold deposit.

THE MONTAUBAN PROPERTY

In 2011, we acquired the Montauban Property from Company 9215-8062 Quebec Inc. in exchange for the issuance of 5,000,000 shares of our common stock. The previous claim owner, Rocmec Mining Inc., exchanged its ten claims to Forage Magma Inc. for drilling equipment. Soon thereafter, Forage Magma Inc. sold those claims to 9215-8062 Quebec Inc.  The ten claims were registered in the Quebec Government files directly from Forage Magma to 9215-8062 Quebec Inc. Administrative changes made by the Government in July and August 2013 resulted in DNA Canada owning 15 claims covering 342,71 hectares (essentially the very same area). These claims are marked in the Property Map in green as “ L’Enterprise DNA Canada Inc”. We owe no royalty payments in connection with the acquisition of the mining claims.  We have paid the administrative fees and expenses related to development for mining claims in Quebec through 2013.

In October of 2013, we entered into an agreement to acquire an undivided 100% interest in Les Mines de Montauban, consisting of a mining lease consisting of Mining Lease BM748 and Mining Concession CM 410 and a mining concession totaling an approximate surface area of 76 hectares and marked in blue on the Property Map.  Les Mines de Montauban has three shafts, two declines and extensive underground workings.  Reported Historical Production from Les Mines de Montauban includes at least 132,000 ounces gold, 4,300,000 ounces silver, 77,000 tons zinc, 24,000 lead. In addition the property includes the “Golden Goose” north strike area of the Montauban mineralized near surface ore belt. This mineralized ore block with an Historical Resources non 43 101 Mirabel Resources resource, consists of 693,590 metric tons grading an average 3.44 g/t Au and 14.32 g/t Ag.   To date, this  agreement has not closed.

PROPERTY DESCRIPTION AND LOCATION

The Montauban Property is now composed of 15 mining claims totaling 342.71 hectares located in the Montauban-les-Mines sector of the Notre-Dame-de-Montauban municipality, in the Montauban Township, Portneuf County, Province of Quebec. The property is located 120 km east of Quebec City and 80 km north of Trois-Rivières. The Montauban Anacon Tailings are located one kilometer west of Montauban-les-Mines with multiple land accesses. Manpower, water and electric power are easily available within the very same distance.

Figure I: Montauban Property Location Map

Pertinent data concerning the claims are presented in table I, these coming from the Quebec Government GESTIM website.

Figure II: Claim Reference Map

Pertinent data concerning the claims are presented in table I, these coming from the Quebec Government GESTIM website.

Table I: List of Claims

Claims CDC	Location	Area He	Excess Work
2388117	0011 0020 2	9.35	$1,650.21
2388118	0010 0020 1	33.1	$2,961.55
2388119	0010 0017 1	2.07	$365.34
2388120	0011 0016 1	8.97	$1,583.14
2388121	0009 0019 1	3.72	$100.61
2388122	0011 0019 4	4.15	$732.45
2388123	0010 0019 1	17.81	$3,143.33
2388124	0011 0019 3	4.27	$753.62
2388125	0010 0018 1	33.28	$5,873.66
2388126	0012 0017 2	43.34	$7,649.17
2388127	0012 0016 2	56.93	$10,047.70
2388128	0012 0018 3	28.45	$5,021.20
2388129	0012 0019 5	1.02	$180.02
2388130	0011 0017 1	48.23	$8,512.22
2388131	0011 0018 1	48.01	$8,473.39
Total		342.71	$57,047.61

The Anacon Tailings have no known environmental liabilities. However, we will have to obtain the necessary permits from various authorities to process the tailings. A permit application was submitted to the Ministry of the Environment in the Province of Quebec in October 2013 for a permit to operate a milling facility to process the tailings. In addition, a Restoration Plan was submitted to the Quebec Ministry of Natural Resources in October 2013 to process the tailings in the mill and store those in the same Anacon site after treatment.

ACCESS, CLIMATE, LOCAL INFRASTRUCTURES AND PHYSIOGRAPHY

The Montauban Municipality is accessible by route 363 from highway 40 linking Quebec City (120 km to the east) and Trois-Rivières (80 km to the southeast). Access to railway is also available less than 10 km to the northeast in Notre-Dame-des-Anges. The Montauban Tailings are located one kilometer west of Montauban-les-Mines with multiple land accesses.

From 1971 to 2000, Environment Canada Statistics reports daily average temperature of 18,8 °C in July and -14,2 °C for January. The extreme minimum temperature registered was of -45 °C (February 23, 1972) and the extreme maximum temperature reached 36,7 °C (August 1, 1975). The snow cover spreads from November to April, February being the month with the most important snow accumulation. The average yearly precipitation is 1138,8 mm, including rainfall (878,7 mm) and snowfall (260,2 mm). This data was collected at the Lac aux Sables station about 10 km to the northwest of Montauban.

Manpower, water and electric power are easily available within one-kilometer distance from the Montauban-les-Mines village. The region is rural and most of the farmers grow potatoes and corn. The equipment and personnel specialized in quarries are available within a 30 km radius from the Montauban Tailings in the surrounding municipalities (Notre-Dame-de-Montauban, St-Ubalde, Lac-aux-Sables, St-Casimir, St-Marc-des-Carrières and Ste-Thècle).

Argilitic and sandy plateaus forming the foothills of the Lauren tides characterize the area’s physiography. The Montauban Property is limited to the North West by the Batiscan River, which is the main effluent in the area draining most of the Property towards the south to the St-Lawrence River. The topography consists of numerous small hills reaching an altitude of up to 220 m above the sea level from the valleys standing in average at 160 m elevation.

MINING HISTORY

The Anacon Tailings, located on the Montauban Property known as the “recent tailings”, were produced by Anacon Lead Mines Ltd. Between 1948 and 1955 and are situated within one kilometer northwest of the village. Reported mine production from this period amounts to over 100 M lbs. of zinc, 35 M lbs. of lead, 17,000 ounces of gold and 2.8 M ounces of silver, extracted from a total of 1,3 M t of ore processed.

CHAVIGNY
MONTAUBAN
GRONDINES OUEST
Legend
Tailing pond (Volume by: Génivar 2009)
Township
Zones surface projection (u/g workings)
OWNER
L'Entreprise DNA Canada inc.
Historical Resources (Non 43-101) from Mirabel Resources
Road
Paved road
Gravelled road
Trails
Geology
SIGEOM 2013
Orthogneiss
Amphibolite
Quartz Gneiss
Altered Gneiss
Paragneiss
Quartzite
Montauban United
6,000 m²
GOLDEN GOOSE
693,590 Mt
3.44 g/t Au
14.32 g/t Ag
North Gold zone
Portal
DNA Plant
#4 Shaft
Anacon 1
298,000 m³
Tetreault 1
22,000 m³
RUE PRINCIPALE
NORTH ZONE
254,310 Mt
3.0 g/t Au
20.8 g/t Ag
Anacon 2
25,000 m³
#3 Shaft
South Gold zone
Portal
SOUTH ZONE
198,066 Mt
4.41 g/t Au
59.54 g/t Ag
0
0.5
1 Km
UTM Projection Nad 83 zone 18
Prepared by : INNOVEXPLO
DNA GEOLOGY and RESOURCES

CHAVIGNY
MONTAUBAN
GRONDINES OUEST
Montauban United
6 000 m³
North Gold zone
Portal
DNA Plant
Anacon 1
248 000 m³
Anacon 2
25 000 m³
Tetreault 1
22 000 m³
South Gold zone
Portal
Tetreault 2
209 000 m³
Legend
Tailing pond
Township
Zones surface projection (u/g workings)
Road
Paved road
Gravelled road
Trails
OWNER
L'Entreprise DNA Canada inc.
Les Mines de Montauban
Other Owners
RESTRICTION
Exploration prohibited
Montauban Project
0
0.5
1 Km
UTM Projection Nad 83 zone 18
DNA Precious
Metals Property
PRECIOUS METALS

The mining history of the area began in 1910 with the discovery of the Pub-Zn Montauban Deposit by Mr. Elea Gauthier. The exploitation of the numerous base metal zones of the Montauban Mine were performed over the years by a series of successive owners: Mr. E. Gauthier (1910-1911), Mr. P. Tétreault (1911-1914), the Weedon Mining Company (1914-1915), the Zinc Company Ltd. (1915-1921), the Tetreault Estate (1921-1924), the British Metal Corporation (1925-1929), the Tetreault Estate (1929-1937), the Siscoe Metals Ltd./War Time Metals Corporation (1942-1944), Anacon Lead Mines Ltd. (1948-1956) and the Ghysleau Mining Corporation Ltd. (1957-1966). In 1966, most of the installations were decommissioned with the mining rights on the Anacon Property having expired in 1972.

In 1974, Muscocho Exploration Ltd. Acquired the mining rights and performed numerous exploration programs leading to the definition of sufficient gold resources to start commercial gold production in 1983. The mine did produce gold and silver up to 1990 when production was stopped due to ore exhaustion. Over its production period, Muscocho processed 813,632 tonnes of ore producing 92,553 oz. of gold and 323,376 oz. of silver.

In 1981, a systematic sampling program was performed by Boville Resources Ltd. To evaluate the quantity and quality of mine tailings at Montauban-les-Mines, those tailings being the first period of exploitation between 1914 and 1944 located south of the access road to Montauban-les-Mines (Depatie (1982).

In 1999, Mirabel Resources Inc. performed a soil survey, a mag-VLF survey, some trenching and 18 diamond drill holes mostly on the south zone. In 2000-2001, more trenching and 17 short diamond drill holes were done on the north zone.

In 2003, Mirabel Resources Inc. performed limited gravimetrical tests on 4 samples equally split between core samples from former diamond drill holes and tailing samples of the “old tailings” taken close by the access road to Montauban-les-Mines (Bernard (2003)). The results showed that the gravimetric method gave good recoveries for the tailing samples but nothing significant for the rock samples.

The Anacon Tailings under study are known as the “recent tailings” located close to one kilometer north west of the village itself and that were produced from 1948 to 1955 by Anacon Lead Mines Ltd. Reported production from this period amounts to over 100 M lbs. of zinc, 35 M lbs. of lead, 17,000 ounces of gold and 2.8 M ounces of silver, extracted from a total of 1,3 M t of ore processed.

GEOLOGY

Regional geology consists of three main rock groups: the basement crust, the supracrustal rocks and the intrusive rocks which were respectively identified as the Mekinac Group, the Montauban Group and the La Bostonnais Complex.

The Montauban Group is composed of Helikian supracrustal rocks. Those are various gneiss, quartzites, amphibolites, metabasalts and calcosilicated rocks reaching less than 2 kilometers in thickness. The Montauban deposit is located in the upper part of this unit.

The Montauban Group is bordered to the East by the La Bostonnais Complex, an intrusive rocks complex formed of basic, tonalitic and felsic igneous rocks. To the West, the Montauban Group is in contact with the Mekinac Group mostly composed of charnockitic migmatites.

The Montauban Deposit is a three-kilometer long mineralized formation with a geology that is fairly complex, being that it is  located within an extensively folded sequence of amphibolite facies rocks that are sandwiched between intrusions of granodioritic to gabbroic composition. In the mine area, these metamorphic rocks strike roughly North-South and dip ±60° to the East and consist of migmatitic biotite gneiss, amphibolite, quartzofeldspathic biotite gneiss and quartzite.

Locally, the Montauban mineralization is contained within a thin complex package of biotite gneiss, nodular sillimanite gneiss, cordierite-antophyllite gneiss, calc-silicate rocks and rocks as meta-exhalites (tourmalinite and, along strike iron formation and carbonate rocks).

The Montauban deposit is distributed within numerous different zones along the strike length of the mineralization, from South to North we have the zones: South, Tétreault, A, C, North and Montauban. All zones are zinc bearing with the exception of the South and North zones that are gold bearing

MINERALIZATION

The base metal mineralization found in Montauban is massive to semi-massive sulphides, coarsely grained and mostly composed of sphalerite, galena, pyrrhotite, pyrite and chalcopyrite with minor quantities of cubanite, tetrahedrite and molybdenite.

The gold bearing mineralization is marginal and consists of disseminated pyrrhotite, galena, sphalerite and chalcopyrite with a large range of minor sulphides, sulphosalts and native minerals.

ANACON TAILINGS

The Anacon Tailings are covering a total area of 53,093 m² and amounts to a total volume of 250,750 m³. Since this volume is composed of tailings and that the water table is located within most of the blocks derived from each hole, the specific gravity of the material had to be evaluated to estimate the tonnage that is present on site. The estimation of the specific gravity was performed on the last drilling campaign 24 holes since no recovery evaluation is available from the first drilling campaign. Recovery of tailings in the sampling process averaged about 76% from the last percussion drilling campaign. Recoveries ranged from 40 to 100%, the lowest values being associated to the high water content of the deepest samples, the water table being at a depth of about 4,6 m (15 ft) within the pile of tailings. The averaged recovery was in the order of 81% (68 samples) for the upper portion of the tailings and it dropped to below 64% (27 samples) for the deeper portion (below the water table). The specific gravity is then estimated to be 1, 71 g/cm³.

Anacon Tailings Hole Location Plan

The above graph shows the typical sections of the Montauban Tailings where it is clear that the drainage is towards the North (to the right on section C-C). It is also clear that the thickness is variable but not so thick compared to the value that should be reached if the whole production was to be still onsite. About 1.2 million tons were produced in the past; such a tonnage should be averaging over 13 meters in the Tailings pile. It is clear on site that an important fraction of the tailings was washed away through drainage.

Tailings Typical Sections

Figure X: Tailings View Looking South

A total of 49 blocks were defined from the two previous percussion-drilling campaigns. The drilling pattern is essentially regular with a hole each and every 30-meter on average. The block volumes were calculated with the help of the computer-modeling program that defined one polygon for each and every hole drilled. The perimeter of the tailings was mapped with the help of a GPS device, this perimeter is the limit where the surface meshing of the holes’ collars meets the meshing of the bottom of the holes.  The block size is fairly regular averaging 8,740 tons, the smallest block being # 26 at 1 342 tons and the biggest one being # 21 at 24 334 tons.

To these metals one should add the mica content of the Montauban Tailings, the mica being mostly composed of the phlogopite type with some muscovite and minor amounts of biotite. The mica content is estimated to be at least 10 % of the total volume.  The mica is an industrial mineral that is valued according to the market conditions.

DRILLING SUMMARY

A systematical sampling program was developed to provide an accurate and homogeneous grid of data to estimate the Anacon Tailings potential. A 24 holes percussion drilling campaign was performed totaling 143.1 meters. This percussion drilling campaign was completing a previous 25 holes drilled earlier. A total of 49 holes totaling 302.3 meters of drilling were completed.  No proven or indicated reserves were identified, however a total measured resource of 428,000 tonnes grading 0.31 g/t Au, 32 g/t Ag was estimated in a 43-101 Technical Report, Resource Evaluation, Montauban Tailings, January 2011.

DRILLING RESULTS

The distribution of metals within the tailings is not homogeneous.  It was demonstrated with the 49 holes drilled on the Montauban Tailings that recoveries dropped from 81 to less than 64 % below the 4,6 m (15 ft) horizon, which is more or less the location of the water table within the Tailings. The impact is seen on metal content when gold is 67 % richer over this horizon, silver is up 73%, Copper also up 63%, and lead is 149%. Zinc is the only one that is evenly distributed.

Example of Block 15 Showing Richer Upper Portion of Montauban Tailings

MILL CONSTRUCTION

We have constructed a mill building, which requires equipment to become functional and process mining residues.  Our focus will be to produce gold and silver concentrate in addition to a potentially saleable mica product.  Presently, there are no similar mills in the area surrounding our mining claims.  The on-site mill facility is planned to be installed with gravity separation equipment, consisting of spiral classifiers in addition to a cyanide Merrill-Crowe process for recovery of gold and silver dore.  Test work to date has indicated that this configuration will effectively segregate the mica and produce a gold/silver dore; however, there is a risk that the plant as built will not effectively separate the values as designed and planned. There is also a risk that the process being used is not ideal or optimal and that a different process may enhance or increase recovery of values.  We intend to continue testing to improve the recuperation and extraction process.  We have incorporated flexibility into our mill building design to allow for alternative/additional precious metal extraction processes to be installed.  Initial testing results indicate that recovery of mica, gold and silver is possible but economic feasibility has not been shown and there is the associated risk that the operation as planned will not be profitable either with respect to our own mining operations or refining tailings or other mining concentrates from other mining companies in close proximity to our operations.

Before gold and silver can be extracted from the tailings, the mica content must be removed.   If we are able to produce a mica concentrate, which corresponds to market standards, we will have an additional revenue stream with little incremental costs. There is a risk that there is no market for the mica product to be produced.

To keep expenditures as low as possible, we will attempt to use refurbished milling equipment.  Our larger expenses include ball mills, disk and drum filters, electrical distribution, pumps, pipe, valves, spiral classifiers, trommel, loader and  conveyors.

Special attention will be devoted to the potential of the surrounding area to provide a source for  more ore feed for the mill, whether from surface ore the S-W extension of the Montauban  deposit onto the adjoining property, or from the zone North of  the access road or again from the old tailings on the adjoining properties. All the tailings once processed in the mill will have to be neutralized in order to permanently close the Anacon site.  It should be noted that the Government files are reporting that more than 2 million tonnes of tailings are located in numerous piles in the surroundings of the Montauban village.

We anticipate that the mill will be able to process 1,000 tonnes per day. By constructing our own mill we will be able to reduce transportation costs.

PROPERTY DEVELOPMENT

We have completed construction of all access roads to and from the new milling facility.  The hydropower line to the milling facility totaling 1.3 kilometers has been completed.  The main power line consists of 2,500 amperes total output power and has been brought inside the newly erected 16,000 sq./ft steel structure building.

We have hired 9216-9499 Quebec Inc. as the electrical contractor.  In addition to the main power line already completed, 9216-9499 Quebec Inc. has been hired to perform all electrical work inside the milling facility, including  wiring, installation of heating and air conditioning system, lighting supply, ventilation system installation and complete electrical set-up of all milling equipment.  The contract price is $285,000CAD (approximately $267,900 U.S. based on an exchange ratio of $.94). The contractor, 9216-9499 Quebec Inc., has received a retainer of $100,000 CAD ($94,000 U.S.) and has started the preliminary work.  The work is expected to be completed in the summer of 2014.  At this time all the milling processing equipment is expected to be in place and ready for preliminary processing of the mining residues.

We hired Construction and Demolition Deschesnes to complete the civil construction of the steel structure building.  The total contract price was $470,000CAD (approximately $441,800 U.S.), which has been on paid and the steel structure building is complete.  Also included in the price of the civil construction of the steel structure building was various equipment including lighting fixtures, 2,000 amperes electrical breaker system, heating system, air conditioning system, and back-up generator.  This equipment will be installed by the electrical contractor and is included in the contract price.

We have purchased the Humphey Spirals necessary for the production of the mica product.  In total, 128 spirals were purchased and are presently stored in three 40-foot containers.  This equipment is necessary as a first step of the recovery of the precious metals as it will remove all the mica material through gravity separation.  The successful extraction process of the gold and silver from the mining residues can only be obtained after the mica is removed from the mining residues.

Planned Further Activities

We will also define further the local potential of other sources for mill feed such as additional tailings or underground resources underneath the Property or close-by in the Montauban area.

Government Regulation

Our activities are governed by Quebec provincial regulations and rules covering mining activities, including drainage related regulations that are pertinent to our current activities.  At the Quebec provincial level, both the mining law and the environmental laws are applicable to our activities. In order to receive a Certificate of Authorization from the Quebec Ministry of the Environment we must demonstrate that we will respect applicable regulation concerning the mining industry and the impact of mining operations. Those limitations are targeting the final effluent from the site, the management of the tailings and their storage. Specific Authorizations must also be received for equipment that will control atmospheric emission (air scrubber or other).  We must have an approved Restoration Plan for deposit of waste from our mill showing what will be done with the site after the realization of the Montauban Project, specifically explaining the final closure of the operations.  Both the application for the Certificate of Authorization from the Ministry of the Environment and the application for the Restoration Plan to the Ministry of Natural Resources were made and are under study by the Authorities.

Patents and Trademarks

We have no patents.

On November 19, 2013, we made application to the United States Patent and Trademark Office for approval of a trademark and logo for “DNA Precious Metals and Design”.  The trademark application is pending.

Competition

Our current and potential competitors have significantly more financial, technical and other resources than we do and may be able to devote greater resources to mining exploration and production activities.  Our competitors have longer operating histories and greater name recognition and may develop or use new mining exploration and production technologies that place us at a competitive disadvantage.

Research and Development

Since our inception to present, we have spent no funds on research and development.

Employees

As of February 10, 2013, we had 4 employees consisting of our Chief Executive Officer, Executive Vice President and Chief Operating Officer, Vice President of Operations, and Chief Financial Officer.  We also have hired a number of outside consultants and experts engaged in accounting, legal, property exploration and development, metallurgical analysis, permit applications, and government relations.

Material Agreements

Asset Purchase Agreement with 9215-8062 Quebec, Inc.
On June 8, 2011, we completed an agreement with 9215-8062 Quebec, Inc. providing for our purchase of various mining claims in the Montauban Mine for total consideration of 5,000,000 restricted common stock shares.

Consulting Agreement with First Level Capital, LLC
On November 20, 2013, we completed an agreement with First Level Capital, LLC to provide us with financial consulting and investor relations’ services for consideration of 500,000 restricted common stock shares.  The agreement is for a 6-month term.

Agreement with Secutor Capital Management Corporation
On or about January 10, 2014, we completed an agreement with Secutor Capital Management Corporation to act as the Lead Agent in a private placement of up to 1,500,000 Flow Through Units.  At the close of the offering, we are required to pay Secutor 8% of the gross proceeds we receive from the sale of the Flow-Through Units and options entitling the Agents to subscribe to 4% of the total number of Flow Through Units.

Mining Property Acquisition Agreement
In November 2013, we entered into a Mining Property Acquisition Agreement with Excel Gold Mining, Inc. and acquired the Excel Property Mortgage on the Mining Lease BM748 and Mining Concession CM410, for total consideration of 1,050,000 restricted common stock share and $75,000 cash. The Mortgage Agreement has closed; the Acquisition Agreement has not yet closed.

Asset Purchase Agreement
On January 10, 2014, we entered into an asset purchase agreement with Fayz Yocoub and Ramy Racoub, the Sellers, to purchase an undivided one hundred percent (100%) interest in 50 mineral claims located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf, including claims, rights, concessions and leases, collectively referred to as the “St. Anne Claims”. The purchase price was CDN$70,000, 1,000,000 restricted common shares and a one percent (1%) net smelter return (“NSR”).   We paid CDN$10,000 upon the signing of the asset purchase agreement with the cash balance due, along with the common shares, upon the closing of the asset purchase agreement and transfer of the mineral claims in our name. The closing date of the asset purchase agreement is 60 days from the signing of the agreement.

PRINCIPAL OFFICES

Our principal executive offices are located at 9125 rue Pascal Gagnon, Suite 204, Saint Leonard, Quebec, Canada HIP 1Z4, where we occupy 1100 square feet of office space under lease that expires on October 31, 2014.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that may arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may have an adverse affect on our business, financial conditions, or operating results.  We are not aware of any legal proceedings or claims that will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

Directors and Executive Officers and Corporate Governance.

The following information sets forth the names of our officers and directors, their present positions, and some brief information about their background.

Name	Age	Position(s)

Ronald Mann	63	President/Chief Executive Officer/Chairman of the Board

James Chandik	51	Executive Vice President/Chief Operating Officer

Yves Gagnon	57	Vice President of Operations

Tony J Giuliano	55	Chief Financial Officer/Chief Accounting Officer

Garfield J. Last	81	Director

George E. Creber	85	Director

Background of Officers and Directors

Ronald Mann has been our President/Chief Executive Officer/Director/Chairman of the Board since March 15, 2013 and is a seasoned mining executive with a background in corporate finance. Mr. Mann is a Director Nominee of Starrex Mining Corporation, which Is currently listed on the Canadian Securities Exchange (previously known as the Canadian National Stock Exchange).  He serves as Secretary of Starrex Mining Corporation until its next annual meeting.  Mr. Mann served as President/Chief Executive Officer/Director of Yukon Gold Corp. from December 2007 to December 2008, which is listed on the Toronto Stock Exchange. Mr. Mann has worked in the mining industry for over 25 years staking claims, managing exploration programs and negotiating mining development agreements in northern Ontario, the Yukon and French West Africa.  Mr. Mann has led financings of over $40 million for a mining merchant bank, served as an Officer and Director of the Investment Dealer subsidiary of a Canadian Chartered Bank, and has served as an Officer and Director of public companies for over 20 years.  He has been a member of the Law Society of Upper Canada since 1977.  In 1973, Mr. Mann received his Juris Doctor Degree from the University of Toronto, and in 1970 he received a Bachelor of Science, degree from Dalhousie University.  We appointed Mr. Mann as our Director because he is has 20 years of experience as a Corporate Director and has the knowledge, judgment and background that will benefit us in our mining business.

James Chandik has been our Executive Vice-President/Chief Operating Officer since March 15, 2013.  He was our Director from June 1, 2011 to August 12, 2013.  Mr. Chandik received an Economic Degree from McGill University in 1977.  Since our inception until March 14, 2013, Mr. Chandik was our President/Chief Executive Officer.  Mr. Chandik has served as a General Manager for Disaster Kleenup Canada from February 2009 to April 2010 and prior to that position, he was the General Manager of Datacom Wireless Corporation from September 2004 to October 2008. Mr. Chandik also served as a Manager from 1997 to 2001, with Navigata Communications, Metaphor Communications, Axxent Communication.

Yves Gagnon has been our Vice-President of Operations since March 15, 2013.  He was our Director from March 15, 2013 to August 12, 2013.  Yves Gagnon is a geological engineer with a master degree in geochemistry from the Polytechnic School of the Montréal University (1983). He has been actively working for the last 35 years within the mining industry, recently acting as professional consultant developing junior companies in the process of becoming public through the startup of small mining/milling operations (Sept. 2009 to Feb. 2013). Prior to that, he was President/Chief Executive Officer of C2C Inc., a public mining company involved in the startup of a gold mine in Ecuador (Jul. 2007 to Aug. 2009). Mr. Gagnon has expertise in exploration, in mining management and in environmental mine closure planning. He acted as president/director/manager or consultant for other public and private companies: Yorbeau Resources (1984-89), Géospex Sciences Inc. (1989-96), Espalau Corp. (1996-99), Abcourt Mines (2000-07) and Métanor Resources (2001-07). He managed multi-disciplinary teams of up to 400 peoples and multi-million dollar projects, both nationally and internationally.  He was instrumental in the discovery of the Bell Allard South copper-zinc deposit (for Noranda), in the return to life of the Bachelor Mining Complex (with Espalau and then with Métanor), and in the closure and reclaim of the Goldfields Mining Complex (for Barrick).

Tony J. Giuliano has been our Chief Financial Officer and Chief Accounting Officer since March 15, 2013.  He was our Director from March 15, 2013 to August 12, 2013.   Tony J. Giuliano is an experienced financial executive having worked for several public companies listed in the United States and Canada. Recently, from October 2010-June 2012, Mr. Giuliano was the Chief Financial Officer for Sand Technology Inc., a U.S. public company involved in the development of specialized software. From October 2008-March 2010, Mr. Giuliano was Director of Finance for Unisource Canada Inc., the largest distributor of commercial printer paper in Canada, and from July 2006-April 2008, Mr. Giuliano was Chief Financial Officer of Avensys Corporation, a U.S. public company involved in the manufacture high-tech components for the telecommunications industry. Mr. Giuliano has been involved in all aspects of accounting, finance, taxation, mergers and acquisitions, international operations and ensuring SEC and Canadian regulatory compliance. Mr. Giuliano spent the first nine years of his career with Deloitte & Touche Canada, a major international accounting firm, in Montreal where he gained expertise with Canadian public companies operating in both the manufacturing and financial services sectors. Mr. Giuliano is a Certified Professional Accountant/Chartered Accountant and a member of the Quebec Order of Chartered Accountants since December 1982. He received a Diploma in Public Accountancy from McGill University in 1982 and a Bachelor of Commerce from Concordia University in 1979.

George E. Creber has been our Director since August 12, 2013.  Mr. Creber is an investor in, and is involved in management of, several private Canadian companies for over 40 years.   Previously, he was the Managing Director and President of George Weston Limited, currently one of North America’s largest food processing and distribution groups, located in Toronto, Canada.  Also previously, Mr. Creber was the President/Chief Executive Officer of Consumers Gas Company (n/k/a Enbridge), currently owning and operating Canada’s largest natural gas distribution company located in Toronto, Canada.  Mr. Creber previously served as a Director of a number of major Canadian companies including among others, George Weston Limited, Loblaw Groceterias Inc., currently Canada’s largest food retailer, Home Oil of Canada Limited, which was acquired by Consumers Gas, Canada Trust Company (now part of the Toronto Dominion Bank) headquartered in Toronto, Canada with offices around the world and offering a full range of financial products and services, Union Oil Company of Canada, a large oil production company,  Burns Foods Limited, one of Canada’s largest meat processing companies, International Pursuit Corporation , a mineral exploration company, and World Point Terminals Inc., an operator of petroleum products terminals.  In 2008 Mr. Creber was a Director of Yukon Gold Corp., a mineral exploration company.  Mr. Creber graduated from the University of Toronto with a degree in political science and economics and from Osgoode Hall with a degree in law.  He was appointed a Queen’s Counsel in 1965.  He has practiced law in the field of corporate and securities law with several major Canadian law firms. We appointed Mr. Creber as our Director because he has vast experience as a Corporate Executive and Director in small as well as large corporations, and is a seasoned lawyer with decades of public company experience.

Garfield (Gary) J. Last has been our Director since August 12, 2013.  From 2008 to present, Mr. Last has been the President of Mind and Management Corporation, Turks & Caicos, BWI, a company that provides Director and Officer services for Investment Companies resident in the Turks & Caicos Islands, British Virgin Islands and Bermuda. Mr. Last has been a Director and Officer of significant private companies for over 40 years.  From 1982 to 1986, Mr. Last was the President and Director of Barrick Gold Corporation, currently the world’s largest gold producer, located in Toronto, Canada.  Mr. Last received a Bachelor of Engineering (Chem) Degree from the University of Saskatchewan. He is a Registered Professional Engineer in the Province of Alberta, Canada. We appointed Mr. Last as our Director because he has experience in mine acquisition, mine financing, and mining company management and has been a successful entrepreneur.

Family Relationships

There are no family relationships among our directors and/or officers.

Committees of the Board of Directors

We presently do not have an audit committee, compensation committee, nominating committee, corporate governance committee or any other committee of our board of directors.  Our entire Board of Directors meets to undertake the responsibilities that would otherwise be delegated to a committee of our board of directors.

In 2014, we intend to establish an Audit Committee, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in the regulations of the SEC.  The Audit Committee’s duties would be to recommend to our Board of Directors the engagement of independent auditors to audit our consolidated financial statements and to review our accounting and auditing principles.  The Audit Committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors, if any, and independent public accountants, including their recommendations to improve the system of accounting and internal control.  The Audit Committee would at all times be composed exclusively of directors who are, in the opinion of our Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Terms of Office

There are no family relationships among our directors and/or officers.  Our directors are appointed for one-year terms to hold office until the next annual general meeting of the holders of our Common Stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by our Board of Directors or terminated pursuant to their employment agreements.

Section 16(a) Beneficial Ownership Reporting Compliance

Our officers and directors have filed all required Forms 3, 4 and 5 in compliance with Section 16(a) of the Securities Exchange Act of 1934.

Overview of Compensation Program

We may compensate our officers with cash compensation, common stock and common stock options. We have not established any quantifiable criteria with respect to the level of compensation, stock grants or options. Rather, the Board of Directors will evaluate cash, stock grants and stock options paid to similarly situated mining companies.  We do not have a Compensation Committee of the Board of Directors.

With respect to stock grants and options which may be issued to the Company’s officers and directors, the Board will consider an overall compensation package that includes both cash and stock based compensation which would be in line with the Company’s overall operations and compensation levels paid to similarly situated mining companies.  We may establish a Stock Incentive and Compensation Plan in order to implement a stock based compensation plan.  We anticipate that any such plan, if adopted will provide for the grant of  non-qualified stock options (“Non-Qualified Stock Options”), incentive stock options (“ISOs”, together with Non-Qualified Stock Options referred to herein as “Stock Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”) and registered stock (“Registered Stock”), (collectively, the “Awards”) to eligible Participants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 10, 2014 with respect to the beneficial ownership of the Company's Common Stock by: (i) all persons known by the Company to be beneficial owners of more than 5% of the Company's Common Stock, (ii) each director and Named Executive Officer, and (iii) by all executive officers and directors as a group.

Name	No. Of Shares of Common Stock	No. Of Options	Percent of Class(1)(2)

James Chandik Executive Vice President/ Chief Operating Officer 229 Bergeron Repentigny Quebec, J6A 7V9	2,000,000	100,000	2.2%

Ronald Mann Chief Executive Officer PO Box 636 Stn F, Toronto M4Y2N6	2,000,000	300,000	2.4%

Yves Gagnon Vice President of Operations 401 Route 132 Est L’Isle Verte, Quebec GOL 1KO	2,000,000	100,000	2.2%

Tony Giuliano Chief Financial Officer 630, 44th Avenue Lachine, Quebec H8T2KA	1,000,000	433,000	1.5%

George E. Creber Director 291 Kingston Road #114 Toronto, ON MIN 4 ES	50,000	150,000	0.2%

Gary Last The Saltmills, Suite 22 363 Grace Bay Road PO Box 62, Providenciales, Turks & Caicos BWI		200,000	0.2%

54 Western Ore Place Inc. 30 French Cay Close Providenciales TCI British West Indies	15,000,000	0	15.6%

55 Strathmore Capital Inc. 34 Hawksbill Lane Providenciales, TCI British West Indies	15,000,000	0	15.6%

All 6 Officers and Directors	7,250,000	1,283,000	7.7%

2 Beneficial Owners	30,000,000		31.9%

All 6 Officers and Directors And 2 Beneficial Owners	37,250,000		39.6%

(1)           Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares

(2)           Based on 96,076,000 issued and outstanding shares of common stock.

The following table sets forth the compensation paid by us to our officers for the fiscal years ended December 31, 2012 and 2011.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE*

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards Vested ($)	Option Awards Unvested ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total* ($)
Ronald Mann* Chief Executive Officer/Chairman of the Board	2013	$120,000¹		2,000,000 At $0.25 per share	13,500	40,500				$649,000

James Chandik* Executive Vice President/Chief Operating Officer	2013	$120,000²		-0-	4,500	13,500				$138,000
Chief Executive Officer	2012	$120,000		-0-						$120,000
	2011	$ 60,000		2,000,000 At $0.003 per share						$ 66,000

Yves Gargon* Vice President of Operations	2013	$120,000		2,000,000 At $0.25 per share	4,500	13,500				$638,000
	2012	120,000³								$16,700

Tony J. Giuliano* Chief Financial Officer	2013	80,0004		1,000,000 At $0.25 per share	49,453	28,484				$391,270
Jeffrey Bercovitch* Chief Financial Officer	2012	$48,000								$48,000

*In accordance with the rules promulgated by the Securities and Exchange Commission, certain columns relating to information that are not applicable have been omitted from this table.
¹ Ronald Mann’s salary reflects the period from March 15, 2012 to December 31, 2012, for which he was paid aggregate consideration of $95,000.
² $23,136 is the amount of salary accrued to date for James Chandik that is past due and remains unpaid.
³ Yves Gargon's salary reflects the period from November 10, 2012 to December 31, 2012, for which he was paid aggregate consideration of $16,700.
4 Tony J. Guiliano’s salary reflects the period from March 15, 2012 to December 31, 2012, for which he was paid aggregate consideration of $80,000.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer

Outstanding Equity Awards at Fiscal Year- At December 31, 2013

Name and Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ronald Mann Chief Executive Officer	75,000	225,000	225,000	$.25	8/12/2021

James Chandik Executive Vice President Chief Operating Officer	25,000	75,000	75,000	$.25	8/12/2021

Yves Gagnon Vice President of Operations	25,000	75,000	75,000	$0.25	8/12/2021

Tony Giuliano Chief Financial Officer	274,750	158,250	158,250	$0.25	8/12/2021

Board of Directors

Director Compensation

Name Year	Fees Earned or paid in cash ($)	Stock awards ($)	Option awards vested ($)	Option awards unvested ($)	Non-equity Incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Ronald Mann
2011	0		0	0	0	0	0	0
2012	0		0	0	0	0	0	0
2013			9,788(1)	29,364				$39,152(2)

Ted Creber
2011	0		0	0	0	0	0	0
2012	0	0	0	0	0	0	0	0
2013			6,525(1)	19,575				$26,100(2)

Gary Last
2011	0		0	0	0	0	0	0
2012	0		0	0	0	0	0	0
2013	0		6,525(1)	19,575				$26,100(2)

(1)	On August 12, 2013, we issued 200,000 options to Directors Ed Creber, and Gary Last and 300,000 options to Director Ron Mann for Director and Officer services.
(2)	The valuation is based Black-Scholes pricing formula calculated at issue date, August 12, 2013.

Employment Agreements:

Employment Agreement with Tony Giuliano
On March 15, 2013, we completed an Employment Agreement with Tony Guiliano to serve as our Chief Financial Officer for consideration of 1,000,000 restricted common stock shares paid quarterly at 250,000 shares per quarter basis and an annual salary of $80,000 CDN.  The agreement is for a 1-year term and expires on March 15, 2014.

Employment Agreement with James Chandik
On August 29, 2011, we completed an Employment Agreement with James Chandik to serve as our Chief Executive Officer for consideration of 2,000,000 restricted common stock shares and an annual salary of $120,000 CDN.  The agreement is for a 1-year term but expired upon Mr. Chandik’s resignation as Chief Executive Officer and Mr. Mann’s appointment as our Chief Executive Officer.

Employment Agreement with Ronald Mann
On March 15, 2013, we completed an Employment Agreement with Ronald Mann to serve as our Chief Executive Officer for consideration of 2,000,000 restricted common stock shares and an annual salary of $120,000 CDN.  The agreement expires on March 15, 2014 but may be renewed upon the mutual consent of the parties.

Employment Agreement with Yves Gagnon
On March 15, 2013, we completed an Employment Agreement with Yves Gagnon to serve as our Vice of Operations for consideration of 2,000,000 restricted common stock shares paid quarterly at 500,000 shares per quarter and an annual salary of $120,000 CDN.  The agreement expires on March 31, 2014.

Compensation of Directors

Our directors are compensated for their services through the issuance of stock options.  Directors receive 200,000 stock options annually vesting on a quarterly basis.  There are no contractual arrangements with any member of the board of directors.  We have no director’s service contracts.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Certain Relationships and Related Transactions, and Director Independence.

Except as described below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party during the past two years, or in any proposed transaction to which we are proposed to be a party:

On June 30, 2011, James Chandik was issued 2,000,000 restricted common stock shares for services rendered/to be rendered as our Executive Vice President/Chief Operating Officer.

On April 9, 2013, we issued 2,000,000 restricted shares of common stock to The Mann Family Trust (Ronald Mann – Trustee)  for services rendered/services to be rendered  by Ronald Mann as our Chief Executive Officer

On March 22, 2013, we issued 2,000,000 restricted common stock shares to Yves Gagnon for services rendered/to be rendered as our Vice President of Operations

On March 22, 2013, we issued 1,000,000 common stock shares to Tony Giuliano for services rendered/to be rendered as our Chief Financial Officer.

Director Independence

We have two independent Directors, Ted Creber and Gary Last, as defined by the rules of any securities exchange or inter-dealer quotation system.

Code of Ethics

We have adopted a formal, written Code of Business Conduct and Ethics (“Code of Ethics”) within the specific guidelines promulgated by the SEC. This document can be found on our website at http://www.dnapreciousmetals.com. The Code of Ethics applies to our named executive officers, as well as all employees. We have communicated the high level of ethical conduct expected from all of our employees, including our officers. We will disclose any changes or amendments to or waivers from the Code of Ethics applicable to the named executive officers by posting such changes or waivers to our website.

 DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized and Outstanding Securities

We are authorized to issue 150,000,000 shares of Common Stock $0.001 par value per share, and 50,000,000 shares of Preferred Stock par value $0.00001 per share. As of February 10, 2014, there were issued and outstanding:

 96,076,000 shares of Common Stock, and
 1,283,000 shares issuable pursuant to options for the purchase of Common Stock.

Common Stock

Holders of the Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Board of Directors, subject to any preferential dividend rights which may be granted to holders of any Preferred Stock authorized and issued by the Board of Directors. No dividends have ever been declared by the Board of Directors on the Common Stock. Holders of the Common Stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by stockholders with the result that if the holders of more than 50 percent of the shares of Common Stock voted they could elect all of the directors. The Common Stock is not entitled to preemptive rights and is not subject to redemption, including sinking fund provisions, or conversion. Upon the liquidation, dissolution or winding up of the Company, the assets, if any, legally available for distribution to stockholders, are distributable ratably among the holders of the Common Stock after payment of all classes or series of our Preferred Stock. All outstanding shares of the Common Stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of the Common Stock are subject to the preferential rights of all classes or series of Preferred Stock currently outstanding or issued in the future.

Preferred Stock

The Board of Directors has the authority, without further action by the stockholders, to issue from time to time, the Preferred Stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of Preferred Stock could decrease the amount of any future earnings and assets available for distribution to holders of the Common Stock or affect adversely the rights and powers, including voting rights, of the holders of Common Stock. Additionally, the issuance of Preferred Stock with voting and/or conversion rights may adversely affect the voting power of the holders of the Common Stock, including the loss of voting control to others. There are presently no shares of Preferred Stock issued and outstanding.

THE SELLING SHAREHOLDER

Our Selling Shareholder is Mammoth.

The following table sets forth the name of the Selling Stockholder, the number of shares of Common Stock beneficially owned by the Selling Stockholder as of the date hereof and the number of shares of Common Stock being offered by the Selling Stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholder may offer all or part of the shares for resale from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of such shares nor is the Selling Stockholder obligated to sell any shares immediately upon effectiveness of the registration statement of which this prospectus is a part. The Selling Stockholder has furnished all information with respect to share ownership. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered hereunder.

Name of Selling Stockholder	Shares of Common Stock Owned by Selling Stock-holder Prior to Offering	Maximum Number of Shares of Common Stock to be Offered (1)	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After the Offering

Mammoth		40,161,290	0	0%

____________________

(1)Includes: (i) the 40,000,000 shares issuable to Mammoth pursuant to the Stock Purchase Agreement; and (ii) 161,290 Commitment Shares issued to Mammoth  pursuant to the Stock Purchase Agreement. Beneficial ownership is determined in accordance with the rules and a regulations of the SEC. Brad Hare is the President of Mammoth and has the sole voting and dispositive power over the shares owned by Mammoth.

Committed Equity Line Financing Facility with Mammoth Corporation

On February 10, 2014, we entered into a Common Stock Purchase Agreement, which we refer to in this prospectus as the Stock Purchase Agreement, with Mammoth providing for a financing arrangement that is sometimes referred to as a committed equity line financing facility (“Equity Line”). The Stock Purchase Agreement provides that, upon the terms and subject to the conditions in the Stock Purchase Agreement, Mammoth is committed to purchase up to $10,000,000 of shares of our Common Stock over the 24-month term of the Stock Purchase Agreement under certain specified conditions and limitations.  Furthermore, in no event may Mammoth purchase any shares of our Common Stock which, when aggregated with all other shares of our Common Stock then beneficially owned by Mammoth, would result in the beneficial ownership by Mammoth of more than 4.9 percent of the then outstanding shares of our Common Stock. The parties may not waive these maximum share and beneficial ownership limitations.

From time to time over the term of the Stock Purchase Agreement, and in our sole discretion, we may present Mammoth with Draw Down Notices requiring Mammoth to purchase a specified dollar amount of shares of our Common Stock at a purchase price based on the price per share over five consecutive trading days (the “Draw Down Pricing Period”), with the total dollar amount of each Draw Down subject to certain agreed-upon limitations described elsewhere in this prospectus, based on the market price of our Common Stock at the time of the Draw Down (which may not be waived or modified). We are allowed to present Mammoth with Draw Down Notices during the term of the Stock Purchase Agreement up to the maximum offering of $10,000,000, with only one such Draw Down Notice allowed per Draw Down Pricing Period and a minimum of fifteen trading days required between each Draw Down Notice.

Once presented with a Draw Down Notice, Mammoth is required to purchase the shares. The Purchase Price is calculated by multiplying the Put Price calculated using the Extended Draw Down Pricing Period times the number of shares delivered pursuant to the Draw Down Notice. The Put Price is calculated by multiplying the Market Price times the applicable percentage (If the Market Price is: at least $0.25 and less than or equal to $1.00 the Put Price would be 75% of the Market Price; if the Market Price is greater than $1.00 the Put Price would be 80% of Market Price; or if the Market Price is less than $0.25 the Put Price would be 70% of Market Price).  The Market Price is the lowest trade during the Draw Down Pricing Period. The Initial Draw Down Pricing Period is the five trading days preceding the Draw Down Notice. The Extended Draw Down Pricing Period extends the pricing period until the shares are delivered, defined as clearing deposit into Purchaser’s brokerage account.

The obligations of Mammoth under the Stock Purchase Agreement to purchase shares of our common stock may not be transferred to any other party.

Mammoth has agreed that during the term of the Stock Purchase Agreement, neither Mammoth nor any of its affiliates will, directly or indirectly, engage in any short sales involving our securities or grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for any shares of our Common Stock, provided that Mammoth will not be prohibited from engaging in certain transactions relating to any of the shares of our Common Stock that it owns or that it is obligated to purchase under a pending Draw Down Notice.

The Stock Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. Before Mammoth is obligated to purchase any shares of our Common Stock pursuant to a Draw Down Notice, certain conditions specified in the Stock Purchase Agreement, none of which are in Mammoth’s control, must be satisfied, including the following:

•	each of our representations and warranties in the Stock Purchase Agreement must be true and correct in all material respects;
•	we must have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by us;
•	the registration statement of which this prospectus forms a part must be effective under the Securities Act;
•
we must not have knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the registration statement of which this prospectus forms a part or the prohibition or suspension of the use of this prospectus;

•
trading in securities generally as reported on the principal market for our shares shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported on the principal market unless the general suspension or limitation shall have been terminated prior to the delivery of such Draw Down Notice;

•
no action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against Mammoth or us or any subsidiary, or any of the officers, directors or affiliates or any subsidiary seeking to restrain, prevent or change the transactions contemplated by the Stock Purchase Agreement, or seeking damages in connection with such transactions; and

•	no material adverse effect and no consolidation event (as defined in the Stock Purchase Agreement) where the successor entity has not agreed to perform the company’s obligations shall have occurred.

There is no guarantee that we will be able to meet the foregoing conditions or any of the other conditions in the Stock Purchase Agreement or that we will be able to draw down any portion of the amounts available under the Equity Line with Mammoth.

The Stock Purchase Agreement may be terminated at any time by the mutual written consent of the parties. Unless earlier terminated, the Stock Purchase Agreement will terminate automatically on the 24-month anniversary of the effective date of the registration statement of which this prospectus forms a part (which term may not be extended by the parties). We may terminate the Stock Purchase Agreement on one trading day’s prior written notice to Mammoth, subject to certain conditions. Mammoth may terminate the Stock Purchase Agreement effective upon one trading day’s prior written notice to us if Mammoth has cancelled more than three Draw Downs for failure by the Company or its transfer agent to make timely delivery of the Draw Down Shares.

The Stock Purchase Agreement provides that no termination of the Stock Purchase Agreement will limit, alter, modify, change or otherwise affect any of the parties’ rights or obligations with respect to any pending Draw Down Notice, and that the parties must fully perform their respective obligations with respect to any such pending Draw Down Notice under the Stock Purchase Agreement, provided all of the conditions to the settlement thereof are timely satisfied. The Stock Purchase Agreement also provides for indemnification of Mammoth and its affiliates in the event that Mammoth incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the Stock Purchase Agreement or the other related transaction documents or any action instituted against Mammoth or its affiliates due to the transactions contemplated by the Stock Purchase Agreement or other transaction documents, subject to certain limitations.

We agreed to pay a non-accountable expense allowance of $10,000 for Mammoth’s legal, administrative and due diligence costs and expense upon, execution and delivery of the Stock Purchase Agreement and related transaction documentation.

In connection with the Stock Purchase Agreement, on February 10, 2014, we also entered into a registration rights agreement with Mammoth, which we refer to in this prospectus as the Registration Rights Agreement, pursuant to which we granted to Mammoth certain registration rights related to the shares issuable under the Stock Purchase Agreement. Pursuant to the Registration Rights Agreement, we have filed with the SEC a registration statement, of which this prospectus is a part, relating to the Selling Stockholder’s resale of any shares of Common Stock purchased by it under the Stock Purchase Agreement. The effectiveness of this registration statement is a condition precedent to our ability to sell Common Stock to Mammoth under the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement and the Registration Rights Agreement, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities under the Stock Purchase Agreement to Mammoth, pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering; Mammoth is an “accredited investor” and has access to information about its investment and us.

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Stock Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our ability to draw sufficient funds under the Stock Purchase Agreement when needed.

Mammoth will periodically purchase shares of our Common Stock under the Stock Purchase Agreement and will in turn, sell such shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Mammoth to raise the same amount of funds, as our stock price declines.

Mammoth and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Stockholder in connection with the sale of such shares.

Neither the Selling Stockholder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 40,161,290 shares issued pursuant to the Stock Purchase Agreement held by the Mammoth Selling Stockholder.

The Selling Stockholder and any of its pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
an exchange distribution in accordance with the rules of the applicable exchange;
	privately negotiated transactions;
	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
	through the writing of options on the shares;
	a combination of any such methods of sale; and
	any other method permitted pursuant to applicable law.

The Selling Stockholder or its pledges, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholder. In addition, the Selling Stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholder. The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus.

The Selling Stockholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus.

As noted above, Mammoth is an “underwriter” within the meaning of the Securities Act in connection with the sale of our Common Stock under this prospectus. We will pay all expenses incident to the registration, offering and sale of the shares of our Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect Mammoth to pay these expenses.

The Selling Stockholder acquired or will acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock by the Selling Stockholder. We will file a supplement to this prospectus if the Selling Stockholder enters into a material arrangement with a broker-dealer for sale of Common Stock being registered. If the Selling Stockholder uses this prospectus for any sale of the shares of Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our Common Stock and activities of the Selling Stockholder. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We have agreed to indemnify Mammoth and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $29,102.99. We will not receive any proceeds from the resale of any of the shares of our Common Stock by Mammoth. We would, however, receive proceeds from the sale of our Common Stock under the Stock Purchase Agreement.

EXPERTS

The audited consolidated financial statements of DNA Precious Metals, Inc. as of December 31, 2011 and December 31, 2012 were audited by KBL, LLP, an independent registered public accounting firm, to the extent set forth in its report and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

LEGAL MATTERS

Frederick M. Lehrer, Esq., Attorney and Counselor at Law, Altamonte Springs, Florida, will pass upon the validity of our Common Stock offered hereby for us.  Mr. Lehrer is being compensated for preparation of the S-1 with $12,500 cash and 33,333 restricted common stock shares.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.  The Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability.  Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer.  As a consequence of this provision, stockholders of our Company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct meets the requirements of Nevada law to impose such liability.  The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our bylaws provide, among other things, that a director, officer, employee or agent of the Company will be indemnified against all expense, liability, and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any threatened, pending, or completed action suit, or proceeding, whether civil, criminal, administrative, or investigative provided that he or she either is not liable pursuant to Nevada Revised Statutes 78.138 (relating to liability of directors and officers to the corporation in certain instances) or acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Common Stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof.  We are also subject to the informational requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

DNA PRECIOUS METALS, INC.
 (AN EXPLORATION STAGE COMPANY)
INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Condensed Consolidated Financial Statements:
Condensed Consolidated Balance Sheets as of September 30, 2013 (Unaudited) and December 31, 2012	F-2
Condensed Consolidated Statements of Operations and Comprehensive Loss For the Nine
and Three Months Ended September 30, 2013 and 2012 and the Period June 2, 2006
(Inception) through September 30, 2013 (Unaudited)
F-3
Condensed Consolidated Statements of Cash Flows For the Nine Months Ended September 30, 2013 and 2012 and the Period June 2, 2006 (Inception) through September 30, 2013 (Unaudited)	F-4
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-5

DNA PRECIOUS METALS, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2013 AND DECEMBER 31, 2012
(in United States dollars)

	(Unaudited)
	SEPTEMBER 30,	DECEMBER 31,
	2013	2012
ASSETS

CURRENT ASSETS
Cash	$271,251	$598,938
Prepaid expenses and deposits	156,021	4,422
Sales tax receivable	13,948	62,436
Total current assets	441,220	665,796

Fixed assets, net	1,259,745	1,318,343

Other Asset
Mining rights	15,000	15,000

TOTAL ASSETS	$1,715,965	$1,999,139

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$96,106	$141,220
Liability for stock to be issued	10,000	232,000
Total current liabilities	106,106	373,220

LONG TERM LIABILITIES
Promissory note	-	502,550

TOTAL LIABILITIES	106,106	875,770

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 10,000,000 shares authorized
Nil shares issued and outstanding	-	-
Common stock, $0.001 par value, 150,000,000 shares authorized
90,628,000 and 83,024,000 shares issued and outstanding, respectively	90,628	83,024
Additional paid in capital	5,544,850	2,800,976
Deferred compensation	(375,000)	-
Deficits accumulated during the exploration stage	(3,642,109)	(1,773,047)
Accumulated other comprehensive income (loss)	(8,510)	12,416
Total stockholders' equity (deficit)	1,609,859	1,123,369

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,715,965	$1,999,139

The accompanying notes are an integral part of these condensed consolidated financial statements.

DNA PRECIOUS METALS, INC.
(AN EXPLORATION STAGE COMPANY)
CONNDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
AND THE PERIOD JUNE 2, 2006 (INCEPTION)THROUGH SEPTEMBER 30, 2013
(in United States dollars)
(Unaudited)

					JUNE 2, 2006
	NINE MONTHS ENDED		THREE MONTHS ENDED		(INCEPTION)
	SEPTEMBER 30,		SEPTEMBER 30,		THROUGH
	2013	2012	2013	2012	SEPTEMBER 30, 2013

REVENUE	$-	$-	$-	$-	$-

COST OF REVENUES	-	-	-	-	-

GROSS PROFIT	-	-	-	-	-

OPERATING EXPENSES
Engineering costs	49,522	195,422	7,571	71,257	833,889
Salaries and related expenses	364,343	145,327	115,655	47,700	966,204
Shares and options issued as compensation	896,928	-	209,428	-	896,928
Professional fees	249,524	134,067	55,555	49,123	586,262
Rent	30,690	12,099	9,725	4,213	66,378
Depreciation	6,556	-	2,213	0	7,248
General and administrative	256,015	58,134	78,382	9,440	367,950
Total operating expenses	1,853,578	545,049	478,529	181,733	3,724,859

OTHER (INCOME) EXPENSE
Interest expense, net	1,579	6,964	410	6,964	11,629
Loss on conversion of promissory note	125,000	-	-	-	125,000
Exploration tax credits	(111,095)	-	(111,095)	-	(219,379)
Total other (income) expense	15,484	6,964	(110,685)	6,964	(82,750)

NET LOSS	(1,869,062)	(552,013)	(367,844)	(188,697)	(3,642,109)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	89,069,040	76,193,547	90,191,030	76,378,609	54,371,585

NET LOSS PER SHARE	$(0.02)	$(0.01)	$(0.00)	$(0.00)	$(0.07)

COMPREHENSIVE LOSS
Net loss	$(1,869,062)	$(552,013)	$(367,844)	$(188,697)	$(3,642,109)
Currency translation adjustment	(20,926)	9,250	1,122	(8,333)	(8,510)
Total comprehensive loss	(1,889,988)	(542,763)	(366,722)	(197,030)	(3,650,619)

The accompanying notes are an integral part of these condensed consolidated financial statements.

DNA PRECIOUS METALS, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
AND THE PERIOD JUNE 2, 2006 (INCEPTION) THROUGH SEPTEMBER 30, 2013
(in United States dollars)
(Unaudited)

			JUNE 2, 2006
	NINE MONTHS ENDED		(INCEPTION)
	SEPTEMBER 30,		THROUGH
	2013	2012	SEPTEMBER 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(1,869,062)	$(552,013)	$(3,642,109)

Adjustments to reconcile net (loss)
to net cash (used in) operating activities:
Depreciation	6,556	-	7,248
Shares and options issued for compensation	896,928	-	896,928
Loss on conversion of promissory note	125,000		125,000
Common shares issued for services	126,000	-	534,000

Change in assets and liabilities
(Increase) decrease in prepaid expenses and deposits	(62,457)	-	(74,012)
(Increase) decrease in sales tax receivable	46,650	-	(15,786)
Increase (decrease) in accounts payable and accrued expenses	(47,889)	311,879	100,586
Total adjustments	1,090,788	311,879	1,573,964
Net cash (used in) operating activities	(778,274)	(240,134)	(2,068,145)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(48,468)	(745,372)	(1,357,295)
Net cash (used in) investing activities	(48,468)	(745,372)	(1,357,295)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds received from promissory note	-	203,320	491,650
Cash received for common stock and liability for stock to be issued	504,000	946,000	3,197,000
Net cash provided by financing activities	504,000	1,149,320	3,688,650

Effect of foreign currency	(4,945)	24,762	8,041

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(327,687)	188,576	271,251

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	598,938	556,674	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$271,251	$745,250	$271,251

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for subscriptions receivable	$-	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	1,579	6,964	11,629
Income taxes	-	-	-

SUPPLEMENTAL NON-CASH ACTIVITY:
Common stock issued for mining rights	-	-	15,000
Conversion of promissory note to common stock	627,550	-	627,550
Deferred compensation for common stock	875,000	-	875,000

 The accompanying notes are an integral part of these condensed consolidated financial statements.

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

The unaudited consolidated financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the December 31, 2012 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

On June 2, 2006, Celtic Capital, Inc. was incorporated in the State of Nevada. On October 20, 2008, Celtic Capital, Inc. changed its name to Entertainment Educational Arts Inc. On May 12, 2010, the Company changed its name to DNA Precious Metals, Inc. (the “Company”). On October 29, 2010, the Company formed DNA Canada Inc., a Canadian federally incorporated company, as a wholly-owned subsidiary. The Company will operate all of its exploration operations through this Canadian entity.

The Company is an exploration stage company that is in the business of identifying mineral claim rights in Canada and the United States. The Company has conducted minimal business to date.

The Company’s primary goal is to identify and acquire premium gold (Au) and silver (Ag) properties to create an international mining company. The mineralized properties that the Company will focus on acquiring, will have easy accessibility, transportation infrastructures in place on the property and most importantly, will have the potential to be brought into production quickly.

The Company acquired 10 mining claims in the Montauban Mining Project located in the Montauban and Chavigny townships near Grondines-West in the Portneuf County of Quebec, Canada (the “Property”). Presently, the Company is working on the construction of a processing mill and build-out of the infrastructure.

Going Concern

The condensed consolidated financial statements have been prepared on a going concern basis. The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has not generated revenues since inception and has generated losses totaling $1,869,062 and $552,013 for the nine months ended September 30, 2013 and 2012, respectively, and losses of $3,642,109 since the Company’s inception on June 2, 2006. The Company has had very little operating history to date.

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

The Company’s continuation as a going concern is dependent upon, amongst other things, continued financial support from its shareholders, attaining a satisfactory revenue level, attainment of profitable operations and the generation of cash from operations and the ability to secure new financing arrangements and new capital to carry out its business plan.  These matters are dependent on a number of items outside of the Company’s control and there exists material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of the carrying amounts of assets or the amount and classification of liabilities that might result if the Company is unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

The Company raised $110,000 from the sale of 440,000 shares of common stock in August and September 2013 (40,000 shares which were issued in October 2013), and from September 2012 to January 2013, raised $2,357,000 of capital through the subscription of 9,428,000 shares in an S-1 registration statement. The Company also raised, from June to December 2011, $670,000 of capital through the subscription of 3,350,000 private placement shares. The funds raised from the private and public offerings were used to further the Company’s business plan while the most recent public raise was used for the construction of a processing mill and build-out of the infrastructure.

During the fourth quarter of fiscal 2012, the Company commenced construction on the processing mill in which mining operations will be conducted. The structure of the mill was completed in the first quarter of fiscal 2013 but is not as yet in service pending acquisition of mill processing equipment.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for Securities and Exchange Commission (“SEC”) registrants.

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Exploration Stage Company

The Company is an exploration stage company as defined in ASC 915. The Company has made significant capital investments on a processing mill and related infrastructure pertaining to a mining site described earlier.  The construction of the processing mill structure was commenced in the fourth quarter of fiscal 2012 and completed in the first quarter of fiscal 2013. Also, significant infrastructure work related to the processing mill has been completed.

Presently, the infrastructure construction includes the foundation, a 16,000 sq./ft. steel structure building and water and power supply installations.  The Company has completed all the access infrastructural work to the future site where the milling facilities will be located.

On September 14, 2012, the Company received the Certificate of Authorization, from the Quebec Provincial Government, to process the mining residues on the Montauban Mine Property.  The Certificate of Authorization issued to the Company allows for the construction and installation of equipment facilities to recuperate mica (muscovite) and the precious metals from the mining residues (tailings) located on the property.

Consequently, the primary objective will be to recuperate the mica and precious metals from the mining residues.  The recuperation of the precious metals from the mining residues will be less expensive than traditional mining operations primarily because the mining residues have already been crushed and grinded by prior mining companies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, DNA Canada Inc. All intercompany transactions and accounts have been eliminated on consolidation.

Currency Translation

The Company’s functional is the Canadian dollar and its reporting currency is the United States dollar. Transactions denominated in the functional currency are converted into United States dollars using the exchange rate in effect at the date of the transaction or the average rate for the period in the case of revenue and expense transactions. Monetary assets and liabilities are re-valued into the reporting currency at each balance sheet date using the exchange rate in effect at the balance sheet date, with any resulting exchange gains or losses being credited or charged to accumulated other comprehensive income (loss). Non-monetary assets and liabilities are recorded in the reporting currency using the exchange rate in effect at the date of the transaction and are not revalued for subsequent changes in exchange rates.

Stock Options-Based Compensation

The Company estimates the fair value of stock options-based payment awards made to officers and directors related to the Company’s stock incentive plan, on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense ratably over the requisite service periods. The Company uses the Black-Scholes option pricing model to determine the fair value of the stock-based compensation that it grants to officers and directors. The Company is required to make certain assumptions in connection with this determination, the most important of which involves the calculation of volatility with respect to the price of its common stock. The computation of volatility is intended to produce a volatility value that is representative of the Company’s expectations about the future volatility of the price of its common stock over an expected term. The Company used an estimate of its future share price to determine volatility and cannot predict how the price of its common shares of common stock will react on the open market in the future. Shares of the Company commenced trading on September 16, 2013. As a result, the volatility value that the Company calculated may differ from the future volatility of the price of its shares of common stock.

Upon the exercise of stock options, any consideration received and the amounts previously recorded under stock-based compensation are credited to share capital. Upon the issuance of shares resulting from share awards, amounts previously recorded under stock options-based compensation are credited to share capital.

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

Comprehensive Income (Loss)

The Company adopted ASC 220-10, “Reporting Comprehensive Income,” (formerly SFAS No. 130). ASC 220-10 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one major Canadian bank.

Exploration Tax Credits

The Company is entitled to certain exploration tax credits for the exploration expenditures they have incurred from the Canadian federal government and the government of the Province of Quebec. Some of the tax credits available from the Province of Quebec are in the form of cash. Qualifying expenditures include exploration costs and salaries to conduct the activities of the Company. During the year ended December 31, 2012, the Company received $108,284 in tax credits for qualifying expenditures through October 28, 2011. During the nine months ended September 30, 2013, the Company received $111,095 in tax credits for expenditures through October 28, 2012. The Company has also applied for additional tax credits for the period from October 29, 2012 to December 31, 2012. The Company’s policy is to record the tax credits when received rather than applied for. Research tax credits must be reviewed and approved by the tax authorities and it is possible that the amounts granted will differ from the amounts applied for.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation will be provided using the straight-line method over the estimated useful lives of the related assets when those assets are placed into service. Costs of maintenance and repairs will be charged to expense as incurred.

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

Trade and Other Payables

Trade and other payables and accrued liabilities are obligations to pay for goods or services that have been acquired in the normal course of business. Trade and other payables and accrued liabilities are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Recoverability of Long-Lived Assets

Although the Company does not have any long-lived assets at this point, for any long-lived assets acquired in the future, the Company will review their recoverability on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Fair Value of Financial Instruments

The carrying amount reported in the condensed consolidated balance sheets for cash and cash equivalents, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as part of the provision for income taxes in the period that includes the enactment date. Deferred tax liabilities are always provided for in full. Deferred tax assets are recognized to the extent that it is probable that they will be able to be utilized against future taxable income. Deferred tax assets and liabilities are offset only when the Company has a right and intention to set off current tax assets and liabilities from the same taxation authority. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Revenue Recognition

The Company will generate revenues from the sale of precious metals mined from its Property. Revenue from the sale of precious metals, namely gold, silver and mica, will be recognized upon delivery of the precious metals, collection is probable, the fee is fixed or determinable and the Company has transferred to the buyer the significant risks and rewards of ownership of the precious metals supplied. Significant risks and rewards are generally considered to be transferred to the buyer when the customer has taken undisputed delivery of the precious metals.

Loss Per Share of Common Stock

Basic net loss per share (“Basic EPS”) is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period.

Diluted earnings per share is computed by dividing adjusted net income available to common shareholders by the weighted average number of common shares outstanding adjusted for the effects of all dilutive common share issuances. Dilutive common share issuances shall be deemed to have been converted into ordinary shares at the beginning of the period.

For the purpose of calculating diluted earnings per share, the Company shall assume the exercise of dilutive stock options and warrants. The assumed proceeds from these instruments shall be regarded as having been received from the issue of common shares at the average market price of common shares during the period. Dilutive common share issuances are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented. The following is a reconciliation of the computation for basic and diluted EPS:

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

					June 2, 2006
					(Inception)
	Nine Months Ended		Three Months Ended		Through
	September 30,	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012	2013

Net income (loss)	$(1,869,062)	$(552,013)	$(367,844)	$(188,697)	$(3,642,109)

Weighted-average common shares
outstanding (Basic)	89,069,040	76,193,547	90,191,030	76,378,609	54,371,585

Weighted-average common shares
Equivalent
Stock options	1,333,000	-	1,333,000	-	-
Warrants	-	-	-	-	-

Weighted-average common shares
outstanding (Diluted)	90,402,040	76,193,547	91,524,030	76,378,609	54,371,585

Uncertainty in Income Taxes

Under ASC 740-10-25 recognition and measurement of uncertain income tax positions is required using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual and quarterly basis, and has determined that as of September 30, 2013, no additional accrual for income taxes is necessary.

The Company has performed a review of its material tax positions. During the nine months ended September 30, 2013, the Company did not recognize any amounts for interest and penalties with respect to any unrecognized tax benefits.

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

Recent Issued Accounting Standards

In May 2011, FASB issued Accounting Standards Update (ASU) No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. FASB ASU 2011-04 amends and clarifies the measurement and disclosure requirements of FASB ASC 820 resulting in common requirements for measuring fair value and for disclosing information about fair value measurements, clarification of how to apply existing fair value measurement and disclosure requirements, and changes to certain principles and requirements for measuring fair value and disclosing information about fair value measurements. The new requirements are effective for fiscal years beginning after December 15, 2011. The Company plans to adopt this amended guidance on October 1, 2012 and at this time does not anticipate that it will have a material impact on the Company’s results of operations, cash flows or financial position.

In June 2011, FASB issued ASU No. 2011-05, Presentation of Comprehensive Income, which amends the disclosure and presentation requirements of Comprehensive Income. Specifically, FASB ASU No. 2011-05 requires that all non-owner changes in stockholders’ equity be presented either in 1) a single continuous statement of comprehensive income or 2) two separate but consecutive statements, in which the first statement presents total net income and its components, and the second statement presents total other comprehensive income and its components. These new presentation requirements, as currently set forth, are effective for the Company beginning October 1, 2012, with early adoption permitted. The Company plans to adopt this amended guidance on October 1, 2012 and at this time does not anticipate that it will have a material impact on the Company’s results of operations, cash flows or financial position.

In September 2011, FASB issued ASU 2011-08, Testing Goodwill for Impairment, which amended goodwill impairment guidance to provide an option for entities to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. After assessing the totality of events and circumstances, if an entity determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, performance of the two-step impairment test is no longer required. This guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. Adoption of this guidance is not expected to have any impact on the Company’s results of operations, cash flows or financial position.

In July 2012, the FASB issued ASU 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, on testing for indefinite-lived intangible assets for impairment. The new guidance provides an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. The Company’s adoption of this accounting guidance does not have a material impact on the consolidated financial statements and related disclosures.

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3-	STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company was established on June 2, 2006 with 10,000,000 shares of preferred stock authorized with a par value of $0.001. The Company has not issued any preferred stock.

Common Stock

The Company was established on June 2, 2006 with 100,000,000 shares of common stock authorized with a par value of $0.001. On December 8, 2011, the Company amended the authorized stock to 150,000,000 shares.

At incorporation, the Company issued 40,000,000 shares of common stock to the Company’s founders at par value of $40,000 for services rendered by the founder.

In November 2010, the Company issued 20,000,000 shares of common stock for $60,000 to investors ($0.003 per share – 33 investors).

In 2011, the Company issued:

•
5,000,000 shares of common stock on June 9, 2011 to acquire mining rights at a value of $15,000 which represented a per share value of $0.003 which was the price used in the November 2010 private placement. There was no change in the valuation of the Company from November 2010 to June 2011, therefore the same price was used;

•
5,000,000 shares of common stock on June 13, 2011 to board members for services at a value of $15,000 which represented a per share value of $0.003 which was the price used in the November 2010 private placement. There was no change in the valuation of the Company from November 2010 to June 2011, therefore the same price was used;

•
1,000,000 shares of common stock on June 13, 2011 for payment of interest on the promissory note of $3,000 which represented a per share value of $0.003 which was the price used in the November 2010 private placement. There was no change in the valuation of the Company from November 2010 to June 2011, therefore the same price was used;

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

•
3,350,000 shares of common stock from June 27, 2011 through October 20, 2011 for cash under a private placement. The Company issued the private placement at $0.20 per share to reflect the recent activity. There was no independent valuation report. The Company raised $670,000 for the shares of common stock.

•
1,500,000 shares of common stock on September 19, 2011 under employment agreements for a value of $300,000. The $0.20 value is the same value the Company used in raising funds under their private placement, and there were no changes to that value; and

•
250,000 shares of common stock on October 20, 2011 to a consultant who assisted on the engineering of the building for a value of $0.20 per share amounting to $50,000. The $0.20 value is the same value the Company used in raising funds under their private placement, and there were no changes to that value

The methodologies, approaches and assumptions that the Company used are consistent with the American Institute of Certified Public Accountants, “Practice Guide on Valuation of Privately-Held Company Equity Securities Issued as Compensation”, considering numerous objective and subjective factors to determine common stock fair market value at each issuance date, including but not limited to the following factors: (a) arm’s length private transactions; (b) shares issued for cash as a basis to determine the value for shares issued for services to non-related third parties; and (c) fair value of service provided to non-related third parties as a basis to determine value per share. With respect to the sale of the securities identified above, the Company has relied on the exemption provisions of Section 4(2), Regulation S or Section 3(a) 10 of the Securities Act of 1933, as amended. The sale was made to a sophisticated or accredited investor, as defined in Rule 502, or were issued pursuant to a specific exemption.

In 2012, the Company issued:

•	6,924,000 shares of common stock from September 1, 2012 to December 31, 2012 for $1,731,000 through an S-1 registration statement at $0.25 per share.

In 2013, the Company issued:

•
1,576,000 shares of common stock from January 1, 2013 to February 28, 2013 for $394,000 through an S-1 registration statement at $0.25 per share. The shares were issued to thirteen different shareholders.

•
928,000 shares of common stock to nine different shareholders who purchased $232,000 through an S-1 registration statement at $0.25 per share at the end of December 2012. These shares were reflected as a liability for stock to be issued at December 31, 2012. The balance as of March 31, 2013 is $0.

•
2,500,000 shares of common stock on March 4, 2013 pursuant to an executed agreement with 754 2542 Canada Inc. to convert all amounts owing them, CDN$500,000 face value of the promissory note at $0.20 per share. The original promissory note executed between the parties was dated May 13, 2011.

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

•
5,000,000 shares of common stock on March 15, 2013 to new Officers of the Company, pursuant to employment agreements, for value at $0.25 per share representing a total compensation expense of $1,250,000. 2,000,000 shares, valued at $500,000, vest immediately and 3,000,000 shares, valued at $750,000, vest quarterly over one year and are reflected as deferred compensation.

•	1,500,000 shares of common stock were cancelled on March 28, 2013.

•	200,000 shares of common stock pursuant to legal services rendered and 200,000 shares of common stock for investor relations valued at $126,000.

•	1,700,000 shares of common stock were cancelled on June 11, 2013.

•
440,000 shares of common stock from August 30, 2013 through September 30, 2013 for cash under a private placement. The Company issued the private placement at $0.25 per share to reflect the recent activity. The Company raised $110,000 for the shares of common stock. 40,000 of these shares, or $10,000, have not been issued and are reflected as a liability for stock to be issued on the condensed consolidated balance sheet as at September 30, 2013.

As of September 30, 2013, the Company has 90,628,000 shares of common stock issued and outstanding.

Stock Options

On August 12, 2013, the Company approved and enacted the 2013 Stock Incentive Plan (the “Plan”). Under the 2013 Stock Incentive Plan, the Company may grant options or share awards to its full-time employees, executive officers, directors and consultants up to a maximum of 8,000,000 common shares. Under the Plan, the exercise price of each option has been established at $0.25. Stock options vest as stipulated in the stock option agreement and their maximum term is 8 years.

The following table summarizes information about the Company’s stock options:

September 30, 2013
Weigthed
average
	Number of	exercise
	options	price

Options outstanding, beginning of period	-	$-
Granted	1,333,000	0.25
Expired	-	-
Forfeited	-	-

	1,333,000	0.25

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

The following table summarizes the ranges of exercise prices of outstanding and exercisable options held by officers and directors as of September 30, 2013:

	September 30, 2013			September 30, 2013
	Options Outstanding			Options Exercisable
		Weigthed	Weigthed		Weigthed	Weigthed
		average	average		average	average
	Number of	remaining	exercise	Number of	remaining	exercise
	options	life (years)	price	options	life (years)	price

$0.25	1,333,000	7.88	$0.25	166,500	7.88	$0.25

Stock options-based compensation expense included in the condensed consolidated statements of operations and comprehensive loss for the nine months ended September 30, 2013 and 2012 was $21,928 and $0, respectively, and for the three months ended September 30, 2013 and 2012 was $21,928 and $0, respectively.

Warrants

As of September 30, 2013, the Company has not issued any warrants.

NOTE 4-	FIXED ASSETS

Fixed assets consist of the following as of September 30, 2013 and December 31, 2012:

Estimated Useful Lives		(Unaudited) June 30,	December 31,
	(Years)	2013	2012
Building	15	$1,085,663	$1,154,284
Land		93,953	93,953
Computers	5	4,424	2,556
Office Equipment	5	14,711	-
Mill Equipment	5	43,115	43,115
Vehicle	5	25,127	25,127
Subtotal		1,266,993	1,319,035
Less: accumulated depreciation		(7,248)	(692)
Fixed assets, net		$1,259,745	$1,318,343

As of September 30, 2013, only the computers, office equipment and vehicle have been placed into service. Depreciation for the nine months ended September 30, 2013 and 2012 was $6,556 and $0, respectively, and for the three months ended September 30, 2013 and 2012 was $2,213 and $0, respectively.

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

NOTE 5-	PROVISION FOR INCOME TAXES

As of September 30, 2013, there is no provision for income taxes, current or deferred.

Net operating losses	$979,727
Valuation allowance	(979,727)
$-

At September 30, 2013, the Company had a net operating loss carry forward in the amount of $3,642,109, available to offset future taxable income through 2033. The Company has established a valuation allowance equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and the federal statutory rate for the nine and three month periods ended September 30, 2013 and 2012 is summarized below:

Federal statutory rate	(26.9)%
State income taxes, net of federal benefits	0.0
Valuation allowance	26.9
0%

NOTE 6-                PROMISSORY NOTE

The Company entered into a promissory note with an investor on May 13, 2011 in the amount of CDN$500,000 that matures on May 31, 2014. The note had a default interest rate of 5% per annum should repayment not occur by the maturity date and the Company be in default of the promissory note agreement. In connection with the promissory note, the Company issued 1,000,000 shares of stock valued at CDN$3,000 in June 2011 for prepaid interest.

On March 4, 2013, 754 2542 Canada Inc. executed an agreement with the Company whereby 754 2542 Canada Inc. agreed to accept 2,500,000 shares of common stock in satisfaction of all amounts due and owing 754 2542 Canada Inc. pursuant to the promissory note executed between the parties on May 13, 2011. As a result, the promissory note has been converted, and the Company recorded a loss on conversion of this note of $125,000 in the condensed consolidated statement of operations.

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

On August 3, 2012, the Company entered into a promissory note with a non-related individual in the amount of CDN$200,000 maturing on November 16, 2014. The note bears interest at 12% per annum. The lender retained the first $7,000 for interest at closing thereby funding the Company net proceeds of $193,000. The note was repaid in full on November 30, 2012.

NOTE 7-                COMMITMENTS

The Company had the following financial commitments, represented by rent agreements, as at September 30, 2013:

Year ending December 31,
2013	$9,600
2014	35,804
2015	22,818
2016	22,818
2017	22,818
$113,858

NOTE 8-	FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2013:

	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$271,251	-	-	$271,251

DNA PRECIOUS METALS, INC.
 (An Exploration Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2013 AND 2012
(Unaudited)

NOTE 9-	RECLASSIFICATIONS

Certain comparative figures have been reclassified to conform to the current presentation.

NOTE 10-	SUBSEQUENT EVENT

Subsequent to September 30, 2013, the Company received cash under a private placement in the amount of CDN$442,000. The Company issued the private placement at $0.25 per share which will represent the issuance of 1,768,000 common shares. The common shares were issued in October 2013.On October 15, 2013 and November 27, 2013, the Company entered into  binding agreements for the asset acquisitions of an undivided one hundred percent (100%) interest in certain mineral claims and assets located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf, specifically Bail Minier BM 748 and Concession Miniere CM 410, Province of Quebec, including claims, rights, concessions and leases. The purchase price was CDN$75,000 and 1,050,000 common shares of the Company. The common shares for the acquisition will be valued at their fair market value on the day they were issued which totaled $496,860. The transaction is expected to close on or around February 15, 2014.

On November 26, 2013, the Company issued 500,000 common stock shares to an investor relations firm to perform certain market professional activities. The common shares were valued at $224,900 representing their fair value on November 26, 2013.

On December 23, 2013, the Company closed a flow-through financing transaction for CDN$500,000 from investors in exchange for 1,000,000 common stock shares and 500,000 warrants. The warrants are exercisable at $0.75 and expire in 2 years. Under Canadian law, the Company also paid finders’ fees of $50,000 in cash and 100,000 warrants that are exercisable at $0,50 and expire in 2 years. The flow-through financing requires the Company to spend substantially all of the funds raised on specific mining exploration activities.

On January 10, 2014, the Company entered into an asset purchase agreement for an undivided one hundred percent (100%) interest in 50  mineral claims located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf, including claims, rights, concessions and leases. The purchase price was CDN$70,000, 1,000,000 common shares of the Company and a one percent (1%) net smelter return (“NSR”). The Company paid CDN$10,000 upon the signing of the asset purchase agreement with the cash balance due, along with the common shares, upon the closing of the asset purchase agreement and transfer of the mineral claims in the name of the Company. The closing date of the asset purchase agreement shall be sixty (60) days from the signing of the asset purchase agreement. The common shares for the acquisition will be valued at their fair market value on the day they were issued which totaled $340,000.

On February 10, 2014, the Company entered into a Securities Purchase Agreement (“Agreement”) with Mammoth Corporation (“Mammoth”) providing for a financing arrangement that is sometimes referred to as a committed equity line financing facility (“Equity Line”). The Securities Purchase Agreement provides that, upon the terms and subject to the conditions in the Agreement, Mammoth is committed to purchase up to $10,000,000 of common shares (referred to in the Agreement as the “Commitment Amount”) of the Company’s common stock over a 24-month period under certain specified conditions and limitations.  In no event may Mammoth purchase any shares of the Company’s common stock which, when aggregated with all other shares of the Company’s common stock then beneficially owned by Mammoth, would result in the beneficial ownership by Mammoth of more than 4.9% (percent) of the then outstanding shares of the Company’s common stock. These maximum share and beneficial ownership limitations may not be waived by Mammoth or the Company. As part of the Securities Purchase Agreement, the Company filed an S-1 Registration Statement with the Securities and Exchange Commission on February 11, 2014 for 40,161,290 common shares comprised of  161,290 shares of common stock that were issued to Mammoth as Commitment Shares and 40,000,000 shares issuable to Mammoth pursuant to drawdowns under the Securities Purchase Agreement.

The Agreement shall only become binding upon effectiveness of the Registration Statement.

DNA PRECIOUS METALS, INC.
 (AN EXPLORATION STAGE COMPANY)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements:
Report of Independent Registered Public Accounting Firm	F-22
Consolidated Balance Sheets as of December 31, 2012 and 2011	F-23
Consolidated Statements of Operations and Comprehensive Loss For the Years Ended December 31, 2012 and 2011 and Period June 2, 2006 (Inception) through December 31, 2012	F-24
Consolidated Statements of Changes in Stockholders’ Equity (Deficit) For the Period June 2, 2006 (Inception) through December 31, 2012	F-25
Consolidated Statements of Cash Flows For the Years Ended December 31, 2012 and 2011 and Period June 2, 2006 (Inception) through December 31, 2012	F-26
Notes to Consolidated Financial Statements	F-27

Report of Independent Registered Public Accounting Firm

To the Directors of
DNA Precious Metals, Inc.
 (an Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of DNA Precious Metals, Inc. (the "Company") (an exploration stage company) as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 2012 and 2011 and the period June 2, 2006 (Inception) through December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DNA Precious Metals, Inc. (an exploration stage company) as of December 31, 2012 and 2011, and the results of its consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2012 and 2011 and period June 2, 2006 (Inception) through December 31, 2012 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in process of executing its business plan and expansion. The Company has not generated significant revenue to this point, however, has been successful in raising funds in their private placement. The lack of profitable operations and the need to continue to raise funds raise significant doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/KBL, LLP

New York, NY
March 13, 2013

DNA PRECIOUS METALS, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2012 AND 2011

	IN US$
ASSETS
	DECEMBER 31,	DECEMBER 31,
	2012	2011
CURRENT ASSETS
Cash	$598,938	$556,674
Prepaid expenses	4,422	11,911
Total current assets	603,360	568,585

Fixed assets, net	1,318,343	198,700

Other Asset
Mining rights	15,000	15,000

TOTAL ASSETS	$1,936,703	$782,285

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$78,784	$110,069
Liability for stock to be issued	232,000	-
Total current liabilities	310,784	110,069

LONG TERM LIABILITIES
Promissory note	502,550	491,650

TOTAL LIABILITIES	813,334	601,719

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 10,000,000 shares authorized
0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 150,000,000 shares authorized
83,024,000 and 76,100,000 shares issued and outstanding, respectively	83,024	76,100
Additional paid in capital	2,800,976	1,076,900
Deficits accumulated during the exploration stage	(1,773,047)	(975,921)
Accumulated other comprehensive income (loss)	12,416	3,487
Total stockholders' equity (deficit)	1,123,369	180,566

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,936,703	$782,285

The accompanying notes are an integral part of these consolidated financial statements.

DNA PRECIOUS METALS, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
IN US$

			JUNE 2, 2006
			(INCEPTION)
			THROUGH
	2012	2011	DECEMBER 31, 2012

REVENUE	$-	$-	$-

COST OF REVENUES	-	-	-

GROSS PROFIT	-	-	-

OPERATING EXPENSES
Engineering costs	417,274	367,093	784,367
Wages and related expenses	204,473	397,388	601,861
Professional fees	169,634	116,162	336,738
Rent	17,186	17,200	35,689
Depreciation	692	-	692
General and administrative	89,200	17,448	111,934
Total operating expenses	898,459	915,291	1,871,281

OTHER (INCOME) EXPENSE
Interest expense, net	6,951	3,099	10,050
Mining tax credits	(108,284)	-	(108,284)
Total other (income) expense	(101,333)	3,099	(98,234)

NET (LOSS)	$(797,126)	$(918,390)	$(1,773,047)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	77,488,798	67,941,096	50,424,750

NET (LOSS) PER SHARE	$(0.01)	$-	$(0.04)

COMPREHENSIVE LOSS
Net loss	$(797,126)	$(918,390)	$(1,773,047)
Currency translation adjustment	8,929	3,315	12,416
Total comprehensive loss	(788,197)	(915,075)	(1,760,631)

The accompanying notes are an integral part of these consolidated financial statements.

DNA PRECIOUS METALS, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD JUNE 2, 2006 (INCEPTION) THROUGH DECEMBER 31, 2012
IN US $

							Deficit
						Accumulated	Accumulated
					Additional	During the	Other
	Preferred Stock		Common Stock		Paid-In	Development	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Stage	Income (Loss)	Total

Balance - June 2, 2006	-	$-	-	$-	$-	$-	$-	$-

Common shares issued to founder	-	-	40,000,000	40,000	-	-	-	40,000

Net loss for the period	-	-	-	-	-	(40,000)	-	(40,000)

Balance - December 31, 2006	-	-	40,000,000	40,000	-	(40,000)	-	-

Net loss for the period	-	-	-	-	-	-	-	-

Balance - December 31, 2007	-	-	40,000,000	40,000	-	(40,000)	-	-

Net loss for the period	-	-	-	-	-	-	-	-

Balance - December 31, 2008	-	-	40,000,000	40,000	-	(40,000)	-	-

Net loss for the period	-	-	-	-	-	-	-	-

Balance - December 31, 2009	-	-	40,000,000	40,000	-	(40,000)	-	-

Common shares issued for cash	-	-	20,000,000	20,000	40,000	-	-	60,000

Net loss for the period	-	-	-	-	-	(17,531)	172	(17,359)

Balance - December 31, 2010	-	-	60,000,000	60,000	40,000	(57,531)	172	42,641

Shares issued for acquisition of mining rights	-	-	5,000,000	5,000	10,000	-	-	15,000
Shares issued to board members	-	-	5,000,000	5,000	10,000	-	-	15,000
Shares issued for interest on promissory note	-	-	1,000,000	1,000	2,000	-	-	3,000
Shares issued in private placement	-	-	3,350,000	3,350	666,650	-	-	670,000
Shares issued under employment agreement	-	-	1,500,000	1,500	298,500	-	-	300,000
Shares issued to engineer per agreement	-	-	250,000	250	49,750	-	-	50,000

Net loss for the period	-	-	-	-	-	(918,390)	3,315	(915,075)

Balance - December 31, 2011	-	-	76,100,000	76,100	1,076,900	(975,921)	3,487	180,566

Shares issued in registered offering	-	-	6,924,000	6,924	1,724,076	-	-	1,731,000

Net loss for the period	-	-	-	-	-	(797,126)	8,929	(788,197)

Balance - December 31, 2012	-	$-	83,024,000	$83,024	$2,800,976	$(1,773,047)	$12,416	$1,123,369

The accompanying notes are an integral part of these consolidated financial statements.

DNA PRECIOUS METALS, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
IN US $

			JUNE 2, 2006
			(INCEPTION)
			THROUGH
	2012	2011	DECEMBER 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	(797,126)	$(918,390)	$(1,773,047)

Adjustments to reconcile net (loss)
to net cash (used in) operating activities:
Depreciation	692	-	692
Common shares issued for services	-	368,000	408,000

Change in assets and liabilities
(Increase) decrease in prepaid expenses	7,753	(15,737)	(11,555)
Increase (decrease) in accounts payable and accrued expenses	(31,348)	117,387	86,039
Total adjustments	(22,903)	469,650	483,176
Net cash (used in) operating activities	(820,029)	(448,740)	(1,289,871)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(1,110,128)	(198,699)	(1,308,827)
Net cash (used in) investing activities	(1,110,128)	(198,699)	(1,308,827)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds received from promissory note	-	491,650	491,650
Cash received for common stock and liability for stock to be issued	1,963,000	670,000	2,693,000
Net cash provided by financing activities	1,963,000	1,161,650	3,184,650

Effect of foreign currency	9,421	3,393	12,986

NET INCREASE IN CASH AND CASH EQUIVALENTS	42,264	517,604	598,938

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	556,674	39,070	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$598,938	$556,674	$598,938

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	6,964	$-	$6,964
Income taxes	-	$-	$-

SUPPLEMENTAL NONCASH ACTIVITY
Common stock issued for mining rights	-	$15,000	$15,000

The accompanying notes are an integral part of these consolidated financial statements.

DNA PRECIOUS METALS, INC.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

On June 2, 2006, Celtic Capital, Inc. was incorporated in the State of Nevada. On October 20, 2008, Celtic Capital, Inc. changed its name to Entertainment Educational Arts Inc. On May 12, 2010, the Company changed its name to DNA Precious Metals, Inc. (the “Company”). On October 29, 2010, the Company formed DNA Precious Metals, Inc. (CD), a Canadian company and as a result, is a wholly-owned subsidiary. The Company anticipates running all of their exploration operations through this entity.

The Company is an exploration stage company that is in the business of identifying mineral claim rights in Canada and throughout the United States. The Company has conducted minimal business to date.

The Company’s primary goal is to identify and acquire premium gold (Au) and silver (Ag) properties to create an international mining company. These mineralized properties that the Company will focus on acquiring, will have easy accessibility, transportation infrastructures in place on the property and most importantly have the potential to be brought into production quickly.

The Company acquired 10 mining claims in the Montauban Mining Project located in the Montauban and Chavigny townships near Grondines-West in the Portneuf County of Quebec, Canada (the “Property”). Presently, the Company is working on the construction of a processing mill and build-out of the infrastructure.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has generated losses totaling $797,126 and $918,390 for the years ended December 31, 2012 and 2011, respectively, and $1,773,047 since the Company’s inception on June 2, 2006. and the Company needs to raise additional funds to carry out their business plan. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, and the ability of the Company to obtain necessary equity financing to continue operations. The Company has had very little operating history to date.

These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

The Company has recently in September through December 2012, raised $1,963,000 of capital through the subscription of 7,852,000 shares of registered securities, of which 232,000 of these shares were issued in 2013, and raised  in June through December 2011, $670,000 of capital through the subscription of 3,350,000 shares. These funds will go towards furthering the Company’s business plan and work on the construction of a processing mill and build-out of the infrastructure.

DNA PRECIOUS METALS, INC.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

During 2012, the Company commenced construction on their buildings in which mining operations will be conducted. There has been no negative impact from the economy on anticipated operations of the Company, and they are still on target to commence mining in 2013.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants.

All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Exploration Stage Company

The Company is considered to be an exploration stage company as defined in ASC 915. The Company has made substantial capital investments on the property.  The infrastructure has been built-out, equipment purchased and work on the processing mill construction has commenced.

Presently, the infrastructural construction includes the foundation and erection of 16,000 sq/ft steel structure building, water and power supply installation.  The Company has completed all the access infrastructural work to the future site where the milling facilities will be located.

On September 14, 2012, the Company received the Certificate of Authorization, from the Quebec Provincial Government, to process the mining residues on the Montauban Mine Property.  The Certificate of Authorization issued to the Company allows for the construction and installation of equipment facilities to recuperate mica (muscovite) and the precious metals from the mining residues (tailings) located on the property.

DNA PRECIOUS METALS, INC.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Consequently, our primary objective will be to recuperate the mica and precious metals from the mining residues.  The recuperation of the precious metals from the mining residues will be less expensive than traditional mining operations primarily because the mining residues have already been crushed and grinded by prior mining companies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Currency Translation

The Company transacts in currencies other than the U.S. dollar. The Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates for currencies in the Canadian dollar. The Company will record these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions will be included in other income (expense) in the results of operations.

Comprehensive Income (Loss)

The Company adopted ASC 220-10, “Reporting Comprehensive Income,” (formerly SFAS No. 130). ASC 220-10 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

DNA PRECIOUS METALS, INC.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents (Continued)

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation.

Exploration Tax Credits

The Company qualifies for certain federal and provincial exploration tax credits for the exploration expenditures they have incurred. These expenditures include all exploration costs, salaries, building, infrastructure and equipment expenditures to conduct the activities of the Company. During 2012, the Company received $108,284 in tax credits for expenditures incurred from June 2011 through March 2012. In addition, the Company has submitted approximately $684,892 CAD in credits in two separate filings on October 28, 2012 and December 31, 2012 for expenditures through December 31, 2012. The Company’s policy is to record the tax credits when received rather than applied for. These claims are not guaranteed to be collected. All claims go through a government approval process which can take some time.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation will be provided using the straight-line method over the estimated useful lives of the related assets when those assets are placed into service. Costs of maintenance and repairs will be charged to expense as incurred.

Recoverability of Long-Lived Assets

Although the Company does not have any long-lived assets at this point, for any long-lived assets acquired in the future the Company will review their recoverability on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

DNA PRECIOUS METALS, INC.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting.  Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Revenue Recognition

The Company will recognize revenue when a sale is made, the fee is fixed or determinable, collectability is probable, and no significant company obligations remain.

(Loss) Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding.  Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. The following is a reconciliation of the computation for basic and diluted EPS:

	December 31,	December 31,
	2012	2011

Net loss	$(797,126)	$(918,390)

Weighted-average common shares
outstanding (Basic)	77,488,798	67,941,096

Weighted-average common stock
Equivalents
Stock options	-	-
Warrants	-	-

Weighted-average common shares
outstanding (Diluted)	77,488,798	67,941,096

DNA PRECIOUS METALS, INC.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Uncertainty in Income Taxes

Under ASC 740-10-25 recognition and measurement of uncertain income tax positions is required using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis, and has determined that as of December 31, 2012, no additional accrual for income taxes is necessary.

The Company has performed a review of its material tax positions. During the years ended December 31, 2012 and 2011, the Company did not recognize any amounts for interest and penalties with respect to any unrecognized tax benefits.

Recent Issued Accounting Standards

In May 2011, FASB issued Accounting Standards Update (ASU) No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. FASB ASU 2011-04 amends and clarifies the measurement and disclosure requirements of FASB ASC 820 resulting in common requirements for measuring fair value and for disclosing information about fair value measurements, clarification of how to apply existing fair value measurement and disclosure requirements, and changes to certain principles and requirements for measuring fair value and disclosing information about fair value measurements. The new requirements are effective for fiscal years beginning after December 15, 2011. The Company plans to adopt this amended guidance on October 1, 2012 and at this time does not anticipate that it will have a material impact on the Company’s results of operations, cash flows or financial position.

In June 2011, FASB issued ASU No. 2011-05, Presentation of Comprehensive Income, which amends the disclosure and presentation requirements of Comprehensive Income. Specifically, FASB ASU No. 2011-05 requires that all nonowner changes in stockholders’ equity be presented either in 1) a single continuous statement of comprehensive income or 2) two separate but consecutive statements, in which the first statement presents total net income and its components, and the second statement presents total other comprehensive income and its components. These new presentation requirements, as currently set forth, are effective for the Company beginning October 1, 2012, with early adoption permitted. The Company plans to adopt this amended guidance on October 1, 2012 and at this time does not anticipate that it will have a material impact on the Company’s results of operations, cash flows or financial position.

In September 2011, FASB issued ASU 2011-08, Testing Goodwill for Impairment, which amended goodwill impairment guidance to provide an option for entities to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. After assessing the totality of events and circumstances, if an entity determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, performance of the two-step impairment test is no longer required. This guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. Adoption of this guidance is not expected to have any impact on the Company’s results of operations, cash flows or financial position.

DNA PRECIOUS METALS, INC.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In July 2012, the FASB issued ASU 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, on testing for indefinite-lived intangible assets for impairment. The new guidance provides an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. The Company’s adoption of this accounting guidance does not have a material impact on the consolidated financial statements and related disclosures.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3-	STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company was established on June 2, 2006 with 10,000,000 shares of preferred stock authorized with a par value of $0.001. The Company has never issued any preferred stock.

Common Stock

The Company was established on June 2, 2006 with 100,000,000 shares of common stock authorized with a par value of $0.001. The Company on December 8, 2011 amended the authorized stock to 150,000,000 shares.

At incorporation, the Company issued 40,000,000 shares of common stock to the Company’s founders at par value of $40,000 for services rendered by the founder.

In November 2010, the Company issued 20,000,000 shares of common stock for $60,000 to investors ($0.003 per share – 33 investors).

In 2011, the Company issued:

•
5,000,000 shares of common stock on June 9, 2011 to acquire mining rights at a value of $15,000 which represented a per share value of $0.003 which was the price used in the November 2010 private placement. There was no change in the valuation of the Company from November 2010 to June 2011, therefore the same price was used;

DNA PRECIOUS METALS, INC.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 3-	STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

•
5,000,000 shares of common stock on June 13, 2011 to board members for services at a value of $15,000 which represented a per share value of $0.003 which was the price used in the November 2010 private placement. There was no change in the valuation of the Company from November 2010 to June 2011, therefore the same price was used;

•
1,000,000 shares of common stock on June 13, 2011 for payment of interest on the promissory note of $3,000 which represented a per share value of $0.003 which was the price used in the November 2010 private placement. There was no change in the valuation of the Company from November 2010 to June 2011, therefore the same price was used;

•
3,350,000 shares of common stock from June 27, 2011 through October 20, 2011 for cash under a private placement. The Company issued the private placement at $0.20 per share to reflect the recent activity. There was no independent valuation report. The Company raised $670,000 for the shares of common stock.

•
1,500,000 shares of common stock on September 19, 2011 under employment agreements for a value of $300,000. The $0.20 value is the same value the Company used in raising funds under their private placement, and there were no changes to that value; and

•
250,000 shares of common stock on October 20, 2011 to a consultant who assisted on the engineering of the building for a value of $0.20 per share amounting to $50,000. The $0.20 value is the same value the Company used in raising funds under their private placement, and there were no changes to that value

The methodologies, approaches and assumptions that the Company used are consistent with the American Institute of Certified Public Accountants, “Practice Guide on Valuation of Privately-Held Company Equity Securities Issued as Compensation”, considering numerous objective and subjective factors to determine common stock fair market value at each issuance date, including but not limited to the following factors: (a) arm’s length private transactions; (b) shares issued for cash as a basis to determine the value for shares issued for services to non-related third parties; and (c) fair value of service provided to non-related third parties as a basis to determine value per share.

In 2012, the Company issued:

•
6,924,000 shares of common stock from September 1, 2012 through December 31, 2012 for cash under a private placement. The Company issued the private placement at $0.25 per share. The Company raised $1,731,000 for the shares of common stock.

As of December 31, 2012, the Company has 83,024,000 shares of common stock issued and outstanding.

Options and Warrants

The Company has not issued any options or warrants to date.

DNA PRECIOUS METALS, INC.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 4-	FIXED ASSETS

Fixed assets consist of the following as of December 31, 2012 and 2011:

Estimated
Useful Lives		December 31,	December 31,
	(Years)	2012	2011
Building	15	$1,154,284	$174,117
Land		93,953	24,583
Computers	5	2,556	-
Equipment	5	43,115	-
Vehicle	5	25,127	-
Subtotal		1,319,035	198,700
Less: accumulated depreciation		(692)	(-)
Fixed assets, net		$1,318,343	$198,700

As of December 31, 2012, only the computers and vehicle have been placed into service. Depreciation for 2012 was $692 and $0 for 2011.

NOTE 5-	PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

As of December 31, 2012, there is no provision for income taxes, current or deferred.

Net operating losses	$602,836
Valuation allowance	(602,836)

$-

At December 31, 2012, the Company had a net operating loss carry forward in the amount of $1,773,047, available to offset future taxable income through 2032.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

DNA PRECIOUS METALS, INC.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 5-	PROVISION FOR INCOME TAXES (CONTINUED)

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the periods ended December 31, 2012 and 2011 is summarized below.

Federal statutory rate	(34.0)%
State income taxes, net of federal benefits	0.0
Valuation allowance	34.0
0%

NOTE 6-	PROMISSORY NOTE

The Company’s Canadian subsidiary entered into a promissory note on May 13, 2011 in the amount of $500,000 CD$ with a company that matures on May 31, 2014. The note has a default interest rate of 5% per annum should repayment not occur by the maturity date and the Company be in default of the promissory note agreement. In connection with the note, the Company issued 1,000,000 shares of stock that were valued at $3,000 CD$ in June 2011 for prepaid interest.

The balance of $500,000 CD$ ($502,550 US$) remains outstanding as of December 31, 2012.

On August 3, 2012, the Company entered into a promissory note with a non-related individual in the amount of $200,000 CD$, maturing November 16, 2014. The note bears interest at 12% per annum. The lender retained the first $7,000 for interest at closing and funded the Company $193,000. The note was repaid on November 30, 2012 in its entirety. There is no balance remaining on this note..

NOTE 7-	FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

DNA PRECIOUS METALS, INC.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 7-	FAIR VALUE MEASUREMENTS (CONTINUED

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2012:

	Level 1	Level 2	Level 3	Total

Cash and cash equivalents	598,938	-	-	598,938

Promissory note	-	-	502,550	502,550

NOTE 8-	MINING EXPENDITURES

During 2012 the Company incurred substantial expenses related to the process of obtaining the Quebec Provincial authorization permit for the extraction of the precious metals in the tailings residue on the Montauban Mine Property. In addition, Laboratoire LTM was mandated to prepare the final modified process mill blueprints and mining circuit extraction plans. It received a total of $78,060 CAD in six different installments including a final payment on December 20, 2012.

Solmatech was mandated to characterize the environment on the Montauban Mine Property and more specifically conduct soil tests on the future site of mining operations by DNA Precious Metals Inc.  Solomatech incurred a total of $48,937 CAD for their work during this period.

Groupe Alphard was mandated to prepare the geotech process and restoration of the mining residue park.  They incurred a total of $68,818 CAD in ten different installments.

SCEB Inc. was hired as the environment and engineer specialist to overlook and coordinate the entire authorization permit process.  SCEB Inc. incurred a total of $95,002 CAD in eight different installments.

From August 2012 to December 2012 the Company incurred substantial expenses related to the infrastructure build-out, equipment purchase and construction of the processing mill facility.  The company Deschesnes Construction and Demolition was hired to complete all the civil construction of the steel structure building for $470,000 CAD.  Deschesnes incurred a total of $370,000 CAD in two different installments and the Company has $100,000 CAD outstanding as of December 31, 2012.

The Company 9216-9499 Quebec Inc. was hired as the electrical contractor. Their mandate included the installation of the main power source line to the building facility and all electrical work inside the milling facility. Included in the mandate is the wiring of the entire building, installation of heating and air conditioning system, lighting supply, installation of ventilation system and complete electrical set-up of all milling equipment. The company incurred a total of $347,350 CAD in three different installments.

DNA PRECIOUS METALS, INC.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 8-	MINING EXPENDITURES (CONTINUED)

In addition during this time period Terra Innovation was mandated to design the milling site layout and overlook the construction work of the milling site.  Also during this period Forage DynamiTech was hired to dynamite the rock in order to expand the milling site area.  They respectively incurred $50,000 CAD and $28,205 CAD during this period.

Also from January 1, 2012 to present, Transport Alain Carrier Inc. was mandated to continue infrastructural and construction work.  During this period, Transport Alain Carrier Inc. completed the restoration of access roads on the Monatuban Mine Property and furthermore, built an additional access road leading to the future mining operations site.  Transport Alain Carrier Inc. was also involved in the work associated with the expansion of the milling site area. Transport Alain Carrier Inc. incurred a total of $69,652 CAD in six different installments.

In August 2012, the Company signed a contract with Universal Steel Buildings and there affiliate Steel Building Accessories for an additional sixty linear feet expansion of the initial purchased steel structure building.  The steel structure extension purchased brought our total square foot layout capacity to 16,000 sq/ft from the initial 10,000 sq/ft layout.  The Company incurred a total of $124,570 USD for fiscal year 2012. The final payment for this was made on October 26, 2012.

NOTE 9-	SUBSEQUENT EVENTS

From January 1, 2013 to present the Company incurred substantial expenses related to the infrastructure build-out, equipment purchase and construction of the processing mill facility.  During this period Transport Alain Carrier Inc. incurred an additional $23,423 CAD for their continued infrastructural construction work on the mill facility site.

Also during this period Deschesnes Construction and Demolition received a total payment of $70,000 CAD for the contractual obligation signed with the Company in September 2012.  Deschesnes Construction and Demolition are still owed a balance of $30,000 CAD of which will be paid upon termination of the steel structure construction work.

From January 1, 2013 to present, the Company raised $394,000 USD through the sale of the registered securities at $0.25 per share. The Company issued a total of 1,576,000 shares to the thirteen different shareholders.

In addition, during this period the Company issued 928,000 shares to nine different shareholders who purchased $232,000 USD of registered securities at $0.25 per share at the end of December 2012. These shares are reflected as a liability for stock to be issued at December 31, 2012.

On March 4, 2013, 754 2542 Canada Inc. executed an agreement with the Company whereby 754 2542 Canada Inc. agreed to accept 2.5 million shares of common stock in satisfaction of all amounts due and owing 754 2542 Canada Inc. pursuant to the promissory note executed between the parties and dated May 13, 2011.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following is an estimate of the expenses that will be incurred by the Company in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$1,602.99
Accounting Fees and Expenses*	$2,500
Legal Fees and Expenses*	$25,000
Blue Sky Fees and Expenses*	$0
Printing and Engraving*	$0
Miscellaneous*	$0
Total Estimated Expenses*	$29,102.99

*Estimated

Item 14.  Indemnification of Directors and Officers

Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer.  As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions.  The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Item 15.  Recent Sales of Unregistered Securities

In May 2010, we issued to 28 purchasers residing in Canada 18,000,000 shares of our common stock at a purchase price of $.003 per share for a total of $54,000.  Those shares were issued in transactions, which qualify for that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 (“Securities Act”) specified by the provisions of Regulation S.  Accordingly, none of those purchasers are U.S. persons as that term is defined in Regulation S.  No underwriters were used, and no commissions or other remuneration was paid except to us.  The securities were sold in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act selling efforts were made in the United States by us, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing.  We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulations S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act of 1933 is available.

In June 2010, we offered and sold to 5 purchasers residing in the United States 2,000,000 shares of our common stock at a purchase price of $.003 per share for a total of $6,000.   The transactions pursuant to which those shares were issued to those purchasers did not involve a public offering of our securities and, therefore, were exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to the provisions of Section 4(2) of that Act.  In connection with the offer and sale of those 2,000,000 shares, no general solicitation or advertising was used and no commissions were paid in connection with the offer or sale of the shares.  Those 5 purchasers had pre-existing relationships with us on the dates we sold those 2,000,000 shares to them.  No commission was paid in connection with the offer and sale of those 2,000,000 shares.

In 2011, we issued 5,000,000 shares of common stock to acquire mining rights at a value of $15,000; 5,000,000 shares of common stock to board members for services at a value of $15,000; 1,000,000 shares of common stock for payment of interest on the promissory note of $3,000; 3,350,000 shares of common stock pursuant to a private placement of our securities totaling $670,000, 1,500,000 issued pursuant to employment agreements valued at $1,500,000 and 25,000 shares valued at $50,000 for engineering services.  The transactions pursuant to which those shares were issued to those purchasers did not involve a public offering of our securities and, therefore, were exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

There were no sales of unregistered securities in 2012.

On or about September 18, 2013, we issued 200,000 restricted common stock shares to Small Cap Voice in return for investor relation’s services.  The shares were valued at $0,38.

On or about September 18, 2013, we sold an aggregate of 400,000 restricted common stock shares to 3 persons for $0.25 per share for an aggregate purchase price of $100,000

On or about October 16, 2013, we sold an aggregate of 1,808,000 restricted common stock shares to 7 persons and 2 entities for $0.25 per share for an aggregate purchase price of $457,000.

On or about October 30, 2013, we issued 40,000 restricted common stock shares to MRB & Associates in return for geological data.  We valued the shares at $0.50.

On or about November 12, 2013, we issued 350,000 restricted common stock shares for the acquisition of the Excel Property Mortgage.  We valued the shares at $0.40 per share.

On or about November 25, 2013, we issued 700,000 restricted common stock shares to Excel for purchaser of the Excel Property.  We valued the shares at $0.40.

On or about November 26, 2013, we issued 500,000 restricted common stock shares to First Level Capital LLC in return for investor relations’ services.  We valued the shares at $0.45 per share.

On or about December 29, 2013, Marquest Mining Quebec 2013-II Super Flow – Through LP, purchased 1,000,000 restricted common stock shares through its purchase of 1,000,000 restricted common stock shares through its purchase of 1,000,000 units valued at CDN$500,000.

On or about January 14, 2014, we issued 1,000,000 restricted common stock shares valued at US$340,000 to Rayz Yacoub and Yamy Yacoub for the purchase of the St. Anne Claims.

The foregoing transactions pursuant to which the restricted shares were issued to purchasers did not involve a public offering of our securities and, therefore, were exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to the provisions of Section 4(2) of that Act.  In connection with the offer and sale of the restricted shares, no general solicitation or advertising was used and no commissions were paid in connection with the offer or sale of the shares.

Item 16.  Exhibits and Financial Statement Schedules
The following is a complete list of Exhibits filed as part of this Registration Statement:

(a)	Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Amendment to Articles of Incorporation (1)
3.3	Amendment to Articles of Incorporation (1)
3.5	Bylaws (1)
5*	Opinion re Legality
10.4*	Asset Purchase Agreement between the Company and 9215-8062 Quebec Inc.(1)
10.6*	Stock Purchase Agreement
10.7*	Registration Rights Agreement
10.8*	Mining Property Acquisition Agreement
10.9*	Asset Purchase Agreement (St. Anne Mining Claims)
21*	Subsidiary of Registrant
23(a)*	Consent of KLB, LLP
23(b)*	Consent of Frederick M. Lehrer, Esquire (2)
100.1	Form 10-K for the Fiscal Year ending December 31, 2012 filed on March 13, 2013 and incorporated herein by reference
100.2	Form 10-Q for the quarter ending September 30, 2013 filed on October 30, 2013 and incorporated herein by reference.

*Filed herein

(1)	Incorporated by reference to S-1 Registration Statement filed on December 20, 2011
(2)	Included in Exhibit 5 above.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)   Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, DNA Precious Metals, Inc., has duly caused this Registration Statement to authorize, in the City of Saint Leonard, Province of Quebec, on February 11, 2014.

DNA PRECIOUS METALS, INC.

By:	/S/ Ron Mann
Ron Mann
Chief Executive Officer/Chairman of the Board
Date: February 11, 2014

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/S/ Ron Mann
Ron Mann
Chief Executive Officer/Chairman of the Board
Date: February 11, 2014

By:	/S/ Tony J. Giuliano
Tony J. Giuliano
Chief Financial Officer/Chief Accounting Officer
Date: February 11, 2014

By:	/S/ Ted Creber
Ted Creber
Director
Date: February 11, 2014

By:	/S/ Gary Last
Gary Last
Director
Date: February 11, 2014